                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ECKERD CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                  April 24, 1995

Dear Fellow Stockholder:

     You are cordially invited to attend the 1995 Annual Meeting of Eckerd Corporation stockholders to be held at the corporate headquarters, 8333 Bryan Dairy Road, Largo, Florida on Wednesday, May 24, 1995 at 10:00 a.m.

     At the meeting, you are being asked to vote for three directors and to approve the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for fiscal year 1995. You will also be asked to approve of the Company's Key Management Bonus Plan, Executive Three Year Bonus Plan, and 1995 Stock Option and Incentive Plan. Management recommends that you vote for each of the directors nominated by the Board of Directors, for the appointment of the auditors, and for the approval of each of the three plans.

     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. Regardless of the size of your holdings, you are encouraged to sign, date and mail the enclosed proxy. The prompt return of your proxy will save additional solicitation expense and will not affect your right to vote in person in the event you are able to attend the meeting.

     If you desire to attend the meeting in person, please call telephone number
(800) 301-5585 to indicate your plans to attend.

     On behalf of the Board of Directors and the associates of Eckerd Corporation, let me express our appreciation for your support and interest in the Company.

                                                    Yours very truly,

                                                      Stewart Turley
                                                      --------------
                                                      STEWART TURLEY
                                                     Chairman and CEO

                               ECKERD CORPORATION
                             8333 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 34647
                            ------------------------

                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                            TO BE HELD MAY 24, 1995
                            ------------------------

                                                                  April 24, 1995

To the Stockholders of Eckerd Corporation:

     The annual meeting of the stockholders of Eckerd Corporation will be held at the corporate headquarters of the Company, 8333 Bryan Dairy Road, Largo, Florida 34647 on May 24, 1995 at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

          1. To elect three (3) directors each for a term of three years as set forth in the accompanying Proxy Statement;

          2. To ratify the selection by the Company's Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending February 3, 1996;

          3. To approve the Company's Key Management Bonus Plan;

          4. To approve the Company's Executive Three Year Bonus Plan;

          5. To approve the Company's 1995 Stock Option and Incentive Plan; and

          6. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Holders of shares of Common Stock of record at the close of business on March 31, 1995 will be entitled to vote at the meeting. A list of such holders shall be available at the headquarters of the Company for examination by any stockholder for a period of at least ten days before the meeting.

                                            By Order of the Board of Directors

                                                     James M. Santo
                                                     --------------
                                                     JAMES M. SANTO,
                                                        Secretary

                                   IMPORTANT

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE MEETING. IF YOU DO ATTEND THE MEETING IN PERSON, THE PROXY WILL NOT BE USED IF YOU SO REQUEST.

                               ECKERD CORPORATION
                             8333 BRYAN DAIRY ROAD
                              LARGO, FLORIDA 34647
                            ------------------------

                    PROXY STATEMENT -- MEETING, MAY 24, 1995

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Eckerd Corporation (the "Company" or "Eckerd") of proxies in the accompanying form to be voted at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held on May 24, 1995. Shares represented by each proxy properly executed and returned will be voted unless revoked. A stockholder may revoke a proxy at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Properly executed proxies will be voted as specified thereon, and in the absence of such specification will be voted for the three nominees for director in Class II, for approval of KPMG Peat Marwick LLP as the Company's independent auditors and for approval of the Company's Key Management Bonus Plan, Executive Three Year Bonus Plan and 1995 Stock Option and Incentive Plan. This Proxy Statement and the accompanying form of proxy, together with the Company's annual report to stockholders, are being mailed to stockholders on or about April 24, 1995.

     A majority of the outstanding shares of common stock, par value $.01 per share (the "Common Stock") will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulations of the votes cast on proposals presented to the stockholders, whereas broker non-votes are not counted as present for purposes of determining whether a proposal has been approved. Matters presented to the stockholders (other than the election of directors) require the affirmative vote of a majority of the outstanding shares present at the meeting and entitled to vote for approval. Directors are elected by a plurality of votes cast.

                        VOTING SECURITIES OF THE COMPANY

     As of the close of business on March 31, 1995, the record date for determining the stockholders entitled to vote at the Annual Meeting, there were issued and outstanding a total of 32,127,007 shares of Common Stock, each share being entitled to one vote on each matter presented to the meeting.

                      NOMINATION AND ELECTION OF DIRECTORS

                             THE BOARD OF DIRECTORS

     The Company's By-Laws provide that the business and affairs of the Company will be managed by, or under the supervision of, the Board of Directors, which held eleven meetings during the fiscal year. All of the directors attended at least 75% of the meetings of the Board and of the committees of which they were members.

     The Company's Restated Certificate of Incorporation provides that the Board of Directors shall consist of not less than three nor more than fifteen directors, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. At present there are nine members who are divided into three classes, designated Class I, Class II and Class III, consisting of three directors each. The term of the Class I directors will expire on the date of the 1997 Annual Meeting; the term of the Class II directors will expire on the date of the 1995 Annual Meeting; and the term of the Class III directors will expire on the date of the 1996 Annual Meeting.

     The Board has three standing committees: the Executive Committee, the Audit Committee, and the Executive Compensation and Stock Option Committee. The Board does not have a Nominating Committee. The entire Board considers nominations for prospective directors.

     The Executive Committee meets on call during the intervals between Board of Directors' meetings and has authority to act on most matters requiring Board action. The Executive Committee met one time during the fiscal year. Messrs. Dunn, Fitzgibbons and Turley (Chairman) are members of the Executive Committee.

     The Audit Committee reviews with management and with independent and internal auditors the annual results of operations, accounting and reporting policies and the adequacy of internal controls. The committee also recommends to the Board the independent auditors to serve for the following year, approves the type and scope of services to be performed by the auditors and reviews the related costs. The committee met two times during the fiscal year. Messrs. Doluisio, Dunn (Chairman) and Lehr are members of the Audit Committee, all of whom are non-management directors.

     The Executive Compensation and Stock Option Committee determines the compensation of the Company's officers and administers its stock option and management incentive plans. The committee met four times during the fiscal year. Messrs. Dunn, Fitzgibbons and Lehr (Chairman) are members of the Executive Compensation and Stock Option Committee, all of whom are non-management directors.

     Members of the Board of Directors who are not employees of the Company are paid for their services as members of the Board an annual fee of $18,000 and a fee of $1,500 for each Board or committee meeting attended, unless the committee meeting is held in conjunction with a Board meeting, in which case the committee member is paid a fee of $1,000 for attending the committee meeting. Employee directors receive no fee for Board or committee services. Pursuant to the Company's 1995 Stock Option and Incentive Plan, which has been presented to the Company's Stockholders for approval at this meeting, each current outside director will automatically receive an award of options to purchase 2,000 shares of the Company's Common Stock on the day following this Annual Meeting and on the day following each subsequent annual meeting. Each subsequent outside director will automatically receive an award of options to purchase 5,000 shares of Common Stock upon the initial election (or appointment) to the Board and an award of options to purchase 2,000 shares of Common Stock on the day following each subsequent annual meeting of stockholders.

     In July 1994, Messrs. Fitzgibbons, Sidhu and Michas, together with other colleagues from Merrill Lynch Capital Partners, Inc. ("Merrill Lynch Capital Partners"), founded Stonington Partners, Inc. ("Stonington Partners"). At the time of such founding, Messrs. Fitzgibbons, Sidhu and Michas left the employment of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("ML & Co."), although each has continued as a director of Merrill Lynch Capital Partners and the other companies in which certain affiliates of ML & Co. have equity investments and for which they were serving as a director in July 1994 (such other companies, the "ML & Co. Affiliates"). In this connection, each of Messrs. Fitzgibbons, Sidhu and Michas entered into a consulting agreement with Merrill Lynch Capital Partners which provides, among other things, for his continued availability to serve on the Board of Directors of the Company and the respective boards of directors of the ML & Co. Affiliates until requested to resign by Merrill Lynch Capital Partners, and for his compensation (directly or indirectly) by Merrill Lynch Capital Partners for serving in such director capacities and for other consulting services.

     In 1986, Jack Eckerd Corporation, a Florida corporation ("Old Eckerd"), was merged into Eckerd Holdings, Inc., a Delaware corporation, which changed its name to Jack Eckerd Corporation. In August 1993, Jack Eckerd Corporation changed its name to Eckerd Corporation.

   NOMINEES FOR ELECTION OF DIRECTORS IN CLASS II WITH TERMS EXPIRING IN 1998

     The persons named in the Proxy will vote for the election of each of the nominees named below as directors in Class II for a term of three years until the Annual Meeting in 1998 and until their successors are elected and qualified. The shares represented by the enclosed proxy will be voted "for" the election of the three nominees unless otherwise directed. All elections for directors shall be decided by a plurality of the votes of the shares of Common Stock voting in person or by proxy, and entitled to vote on the election of directors at the Annual Meeting. The Company anticipates that all nominees will, if elected, be able to serve. If, for any reason, any nominee should become unavailable for election, which management does not anticipate, discretionary authority may be exercised to vote for a substitute nominee.

     Donald F. Dunn -- Age 69. Mr. Dunn is the retired Chairman of the Board and Chief Executive Officer of Maas Brothers/Jordan Marsh, a division of Allied Stores Corporation, New York, New York. In his 39-year career with Allied Stores, starting as an executive trainee, Mr. Dunn held numerous management positions including that of executive group manager of Allied Stores for Jordan Marsh and Maas Brothers in Florida, Cain-Sloan in Tennessee and Joske's in Texas. Mr. Dunn is also a director of Tech Data Corporation and Younkers, Inc. He has been a director of the Company since 1986.

     Alexis P. Michas -- Age 37. Mr. Michas has been a director of Merrill Lynch Capital Partners since 1989. He has been a Partner of Stonington Partners since November 1993; a director of Stonington Partners since August 1993; a partner of Merrill Lynch Capital Partners from 1993 to July 1994; a Senior Vice President of Merrill Lynch Capital Partners from 1989 to 1993; a Vice President of Merrill Lynch Capital Partners from 1987 to 1989; a Managing Director of the Investment Banking Division of ML & Co. from 1991 to July 1994; a Director of the Investment Banking Division of ML & Co. from 1990 to 1991; and a Vice President of the Investment Banking Division of ML & Co. from 1987 to 1989. He is also a director of Amstar Corporation, Borg-Warner Security Corporation, Borg-Warner Automotive, Inc., Blue Bird Corporation, Pathmark Stores, Inc. and Supermarkets General Holdings Corporation. He has been a director of the Company since 1990.

     Francis A. Newman -- Age 46. Mr. Newman is President, Chief Operating Officer and a director of the Company, positions he has held since July 1993. Prior to joining the Company, Mr. Newman served as President, Chief Executive Officer and a director of F&M Distributors, Inc. ("F&M"), a drug store chain, since 1986. F&M filed bankruptcy under Chapter 11 of the United States Bankruptcy Code in December 1994. Prior to joining F&M, he was the Executive Vice President of Household Merchandising, a retail firm, from 1984 to 1985 and the Senior Vice President of Merchandising for F.W. Woolworth, a retail firm, from 1980 to 1984. Mr. Newman is also a director of FabriCenters of America, a retail firm.

     The Board of Directors recommends that stockholders vote "FOR" all three nominees.

               DIRECTORS IN CLASS III WITH TERMS EXPIRING IN 1996

     The following directors are in Class III and their terms expire on the date of the Annual Meeting in 1996 and until their successors are elected and qualified.

     Albert J. Fitzgibbons, III -- Age 49. Mr. Fitzgibbons has been a director of Merrill Lynch Capital Partners since 1988. He has been a director of Stonington Partners since August 1993; a Partner of Stonington Partners since November 1993; a partner of Merrill Lynch Capital Partners from 1993 to July 1994; an Executive Vice President of Merrill Lynch Capital Partners from 1988 to 1993; a Senior Vice President of Merrill Lynch Capital Partners from 1987 to 1988; a Managing Director of the Investment Banking Division of ML & Co. from 1978 to July 1994; and Vice President of ML & Co. from 1974 to 1988. He is also a director of Amstar Corporation, BorgWarner Security Corporation, Borg-Warner Automotive, Inc. and United Artists Threatre Circuit, Inc. He has been a director of the Company since 1986.

     Lewis W. Lehr -- Age 74. Mr. Lehr is former Chairman of the Board of 3M Company, St. Paul, Minnesota. In his 39-year career with 3M Company, starting as an engineer, Mr. Lehr held numerous management positions and from 1980 to March 1986, when he retired, was Chairman of the Board and Chief Executive Officer. He also serves as a director of Peregrine Semiconductor Corporation and various IDS Funds. He has been a director of the Company since 1986.

     Stewart Turley -- Age 60. Mr. Turley is Chairman of the Board and Chief Executive Officer of the Company, positions he has held since 1986. He served as President of the Company from 1986 until July 1993. He joined Old Eckerd in 1966 and served as Senior Vice President (1971-1974) and President and Chief Executive Officer (1974-1975) prior to being elected to Chairman of the Board, President and Chief

Executive Officer in 1975. He is also a director of Barnett Banks, Inc., Sprint Corporation and Springs Industries, Inc. He has been a director of the Company since 1986, and was a director of Old Eckerd between 1971 and 1986.

                DIRECTORS IN CLASS I WITH TERMS EXPIRING IN 1997

     John W. Boyle -- Age 66. Mr. Boyle retired as Vice Chairman of the Board and Chief Financial Officer of the Company on December 31, 1994, positions he had held since February, 1993. He served as a consultant to the Company during the month of January, 1995. Prior to being Vice Chairman, he was Senior Vice President/Finance and Administration of the Company, a position he held for more than five years. He joined Old Eckerd as Senior Vice President/Finance and Administration in 1983. Prior to joining Old Eckerd, Mr. Boyle served as Vice Chairman of the Board (1978-1980) and, thereafter, as Chairman of the Board (1980-1983) of May Department Store Co., St. Louis, Missouri. He has been a director of the Company since 1986, and was a director of Old Eckerd between 1983 and 1986.

     Dr. James T. Doluisio -- Age 59. Dr. Doluisio is Dean of the College of Pharmacy, University of Texas, Austin, Texas. Dr. Doluisio has been Dean since 1973 and has served as chairman of the American Pharmaceutical Association, the American Association of College of Pharmacy Council of Deans, the American Association for the Advancement of Science and as a trustee of the United States Pharmacopeia. He is also a director of COR Therapeutics, Inc. He has been a director of the Company since 1986.

     Rupinder S. Sidhu -- Age 38. Mr. Sidhu has been a director of Merrill Lynch Capital Partners since 1988. He has been a Special Limited Partner of Stonington Partners since August 1993; a partner of Merrill Lynch Capital Partners from 1993 to July 1994; a Senior Vice President of Merrill Lynch Capital Partners from 1987 to July 1994; a Vice President of Merrill Lynch Capital Partners from 1985 to 1987; a Managing Director of the Investment Banking Division of ML & Co. from 1989 to 1994; and a Director of the Investment Banking Division of ML & Co. from 1987 to 1989. He is also a director of Clinton Mills, Inc., First-USA, Inc., and Wherehouse Entertainment, Inc. He has been a director of the Company since 1988.

                     SECURITY OWNERSHIP OF CERTAIN PERSONS

     The following table sets forth information regarding the stock ownership as of March 31, 1995 of all persons known to the Company to be the beneficial owner of more than five percent of the Common Stock, the directors (which includes nominees) of the Company, the named executive officers and all directors and executive officers as a group:

                                                                    NUMBER OF
                                NAME                               SHARES(1)(2)     PERCENTAGE
    -------------------------------------------------------------  ------------     ----------
    Merrill Lynch Investors(3)...................................   12,315,609         38.33

    Directors (who are not named executive officers)

    Dr. James Doluisio(4)........................................        6,937             *
    Donald F. Dunn(5)............................................       13,217             *
    Albert J. Fitzgibbons, III(6)(7).............................        4,717             *
    Lewis W. Lehr(8).............................................        9,017             *
    Alexis P. Michas(6)(9).......................................        4,675             *
    Rupinder S. Sidhu(6)(10).....................................       12,301             *

    Named Executive Officers

    Stewart Turley(11)...........................................      528,323          1.64
    John W. Boyle(12)............................................      164,505             *
    Francis A. Newman(13)........................................       53,350             *
    James M. Santo(14)...........................................       98,053             *
    Samuel G. Wright(15).........................................       62,754             *
    Robert L. Myers(16)..........................................       61,633             *

    All directors and executive officers as a group
      (17 individuals)(17)(18)...................................    1,104,629          3.42

- ---------------
  *  Less than one percent

 (1) Prior to the consummation of the initial public offering of the Common Stock in August 1993(the "IPO"), certain members of management and certain other employees of the Company owned shares of Class B common stock, 60% of which was fully vested. The remaining non-vested shares of Class B common stock were designed to vest upon the achievement of specified levels of financial performance and other criteria. Immediately prior to the consummation of the IPO, all shares of vested Class B common stock and 50% of the non-vested shares of Class B common stock were exchanged for Common Stock at the rate of 0.69118 shares of Common Stock for each share of Class B common stock prior to the stock split effected in connection with the IPO. The remaining shares of non-vested Class B common stock were exchanged at the same exchange ratio for shares of Common Stock subject to certain restrictions (the "Management Restricted Stock"). The Management Restricted Stock will vest automatically on July 31, 1998 provided that the holder thereof is then employed by the Company. Two-thirds of the Management Restricted Stock vested on October 27, 1994, the date on which the Company's Common Stock closed above $30.00 per share on the New York Stock Exchange. The remainder of the Management Restricted Stock may vest earlier upon the achievement by the Company of certain levels of performance as indicated by the market price of the Common Stock of the Company during the 12-month period ended July 31, 1996 (such dates or events upon which the Management Restricted Stock may vest is referred to as a "Restricted Stock Event").

 (2) Does not include 1,473,522 shares of Common Stock beneficially owned by the Company Employees' Profit Sharing Plan (the "Plan")(4.59% of the Common Stock). The address for the Plan is P.O. Box 4689, Clearwater, Florida 34618. NationsBank of Georgia, N.A. is the trustee of the Plan. The Company has irrevocably committed to deposit to the Plan 128,000 shares of Common Stock over fiscal 1995 and 1996.

 (3) Shares of Common Stock are owned of record as follows: 790,811 shares by Merrill Lynch Capital Corporation, 8,187,535 shares by Merrill Lynch Capital Appreciation Partnership No. II, L.P., 207,728 shares by ML Offshore LBO Partnership No. II, 215,673 shares by ML Employees LBO Partnership No. I, L.P., 73,704 shares by Merrill Lynch KECALP L.P. 1986, 1,193,674 shares by Merrill Lynch Capital Appreciation Partnership No. B-IX, L.P., 699,195 shares by ML Offshore LBO Partnership No. B-IX, 18,930 shares by MLCP Associates L.P. No. II., 105,491 shares by Merrill Lynch KECALP L.P. 1989, 677,877 shares by ML IBK Positions, Inc., 36,657 shares by Merchant Banking L.P. No. IV, 15,491 shares by ML Oklahoma Venture Partners, Limited Partnership and 92,843 shares by ML Venture Partners II, L.P. The address for each of the aforementioned record holders is c/o Merrill Lynch & Co., Inc., Merrill Lynch World Headquarters, North Tower, New York, New York 10281. The foregoing are collectively referred to herein as the "Merrill Lynch Investors".

 (4) Total includes options covering 3,334 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter. Includes 92 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events.

 (5) Total includes options covering 3,334 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter. Includes 92 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events.

 (6) Messrs. Fitzgibbons, Michas and Sidhu are directors of the Company and Merrill Lynch Capital Partners. Until July, 1994 they were officers of Merrill Lynch Capital Partners and employees of ML & Co. Each disclaims beneficial ownership of shares of Common Stock beneficially owned by the Merrill Lynch Investors. The business address for Messrs. Fitzgibbons, Michas and Sidhu is 767 5th Avenue, 48th Floor, New York, New York 10153.

 (7) Total includes options covering 3,334 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter. Includes 92 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events.

 (8) Total includes options covering 3,334 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter. Includes 92 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events.

 (9) Total includes options covering 4,675 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter, including options covering 98 shares of Common Stock which vest upon the occurrence of Restricted Stock Events.

(10) Total includes options covering 4,717 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter, including options covering 92 shares of Common Stock which vest upon the occurrence of Restricted Stock Events.

(11) Total does not reflect the 45,334 shares of Common Stock transferred by Mr. Turley to certain family members. Mr. Turley disclaims beneficial ownership of such shares. Total includes 20,000 shares transferred by Mr. Turley to The Stewart Turley Foundation, Inc. Mr. Turley disclaims beneficial ownership of such shares. Total includes options covering 44,421 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter. Includes 9,360 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events but does not reflect the 2,217 shares of Management Restricted Stock transferred by Mr. Turley to certain family members. Mr. Turley disclaims beneficial ownership of such shares.

(12) Total does not reflect 127,393 shares of Common Stock transferred to certain irrevocable trusts established by Mr. Boyle. Mr. Boyle disclaims beneficial ownership of such shares. Total includes options covering 40,800 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter. Total does not reflect 5,144 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events transferred by Mr. Boyle to certain family members. Mr. Boyle disclaims beneficial ownership of such shares.

(13) Total includes options covering 50,000 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter.

(14) Total includes options covering 9,100 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter. Includes 2,004 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events.

(15) Total includes options covering 9,100 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter. Includes 1,930 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events.

(16) Total includes options covering 6,500 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter. Includes 1,229 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events.

(17) The total number of all directors and executive officers as a group includes John W. Boyle who retired as an officer of the Company effective December 31, 1994 and served as a consultant to the Company during the month of January, 1995.

(18) Total includes options covering 193,049 shares of Common Stock which are exercisable as of March 31, 1995 or within 60 days thereafter, including options covering 190 shares of Common Stock which vest upon the occurrence of Restricted Stock Events. Total includes 16,614 shares of Management Restricted Stock which vest upon the occurrence of Restricted Stock Events.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information for the 1994, 1993 and 1992 fiscal years with respect to the Chief Executive Officer, each of the four most highly paid executive officers of the Company who were serving as executive officers at January 28, 1995 and one of the five most highly compensated officers during fiscal 1994 who was no longer an executive officer at January 28, 1995 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                  ----------------------------
                                                                  AWARDS(3)(4)
                                 ANNUAL COMPENSATION              -------------     PAYOUTS
                      -----------------------------------------     NUMBER OF     ------------
                                                   OTHER ANNUAL    SECURITIES      LONG-TERM      ALL OTHER
 NAME AND PRINCIPAL                                COMPENSATION    UNDERLYING      INCENTIVE     COMPENSATION
     POSITION(1)      YEAR    SALARY     BONUS         (2)           OPTIONS      PLAN PAYOUTS      (5)(6)
- --------------------- ----   --------   --------   ------------   -------------   ------------   ------------
Stewart Turley,...... 1994   $621,574   $511,428     $ 60,542(7)          --        $147,500       $     --
  Chairman of the     1993    601,467    201,419           --         25,000         138,750         11,327
  Board and CEO       1992    591,351    135,906      324,696(7)          --         133,200        469,097
Francis A. Newman,... 1994   $516,574   $424,815     $     --             --        $ 65,705       $     --
  President and Chief 1993    285,601    250,000           --        215,000              --             --
  Operating Officer
     (8)
John W. Boyle,....... 1994   $331,574   $272,212     $     --             --        $ 77,500       $     --
  Vice Chairman of    1993    319,467    106,752           --         20,000          72,500          5,879
  the Board and Chief 1992    311,351     71,408      168,935             --          69,600        297,251
  Financial Officer
     (9)
James M. Santo,...... 1994   $187,602   $153,160     $     --             --        $ 40,250       $     --
  Senior Vice         1993    171,796     57,069           --         12,000          37,750          3,239
  President-          1992    162,558     37,086       70,825             --          36,240        119,536
  Administration and
  Secretary
Samuel G. Wright,.... 1994   $184,247   $150,592     $     --             --        $ 40,250       $     --
  Senior Vice         1993    167,797     55,726           --         12,000          37,750          3,101
  President-Chief     1992    162,558     37,086       63,272             --          36,240        111,415
  Financial
  Officer(10)
Robert L. Myers,..... 1994   $158,865   $126,366     $     --             --        $ 33,750       $     --
  Senior Vice         1993    142,197     92,231           --         12,000          31,875          2,750
  President-Pharmacy  1992    136,108     33,551       40,797             --          30,600         69,439

- ---------------

 (1) The Company entered into employment agreements with each of the named executive officers that provide for severance payments upon the occurrence of events such as death or termination. See "Employment Agreements."

 (2) The amounts shown in this column consist of (i) tax "gross up" payments made with respect to certain compensation, including payments made with respect to the named executive officers' Management Notes (see note (6)) that are reflected under the heading "All Other Compensation," and (ii) with respect to Mr. Turley, certain perquisites. See note (7).

 (3) No restricted stock was awarded during the year ended January 28, 1995. As of January 28, 1995 the named executive officers' restricted stock holdings (number of shares and value) were as follows: Mr. Turley, 9,360, $253,890; Mr. Santo, 2,004, $54,359; Mr. Wright, 1,930, $52,351; and Mr. Myers,
     1,229, $33,337. Mr. Newman and Mr. Boyle had no restricted stock holdings at January 28, 1995.

 (4) No stock options or stock appreciation rights were granted to the named executive officers during the 1994 fiscal year.

 (5) Each named executive officer participates in the Eckerd Corporation Profit Sharing Plan (the "Profit Sharing Plan") and Messrs. Turley, Newman and Boyle participate in the Eckerd Corporation Executive Excess Plan (the "Executive Excess Plan"). Messrs. Santo, Wright and Myers began participation in the Executive Excess Plan in January, 1995. The Executive Excess Plan replaces benefits under the Profit Sharing Plan (and the Eckerd Corporation Pension Plan) which are reduced under provisions of the Internal Revenue Code of 1986 (the "Code"). The amounts allocable in 1994 to the named executive officers under the Profit Sharing Plan and the Executive Excess Plan (with respect to the Profit Sharing Plan) were not calculable as of the date hereof. The amounts allocable in 1993 are shown in this column and the amounts allocable in 1992 are as follows: Mr. Turley, $16,622, Mr. Newman, $-0-, Mr. Boyle, $8,533, Mr. Santo, $3,111,
     Mr. Wright, $3,095, and Mr. Myers, $3,122.

 (6) The balances of the amounts shown in 1992 consist of the following amounts paid equaling the principal amounts due on certain notes ("Management Notes") that certain of the named executive officers used to purchase certain convertible debentures (the "Convertible Debentures") of the Company and the excess, if any, of the interest due on their Management Notes over the interest payable by the Company on their Convertible
     Debentures: Mr. Turley, $452,475, Mr. Boyle, $288,718, Mr. Santo, $116,426,
     Mr. Wright, $108,320, and Mr. Myers, $66,317. In 1992, payment on the Management Notes was accelerated and the Company made additional payments to the named executive officers in an amount equal to the remaining principal amount due on their Management Notes. The Management Notes were repaid in full and there are no future obligations by the Company or the named executive officers on the Management Notes.

 (7) Included in this amount are transportation allowances and expenses of $28,022 in 1994 and $27,812 in 1992 and payments for long-term disability insurance of $18,480 in each of 1994 and 1992.

 (8) Mr. Newman's employment with the Company commenced on July 6, 1993. Under Mr. Newman's employment agreement, the aggregate amount of his annual bonus and Long Term Incentive Plan payouts were guaranteed to be not less than $250,000 in each of 1993 and 1994.

 (9) Mr. Boyle retired as Vice Chairman of the Board and Chief Financial Officer of the Company on December 31, 1994.

(10) Mr. Wright became Chief Financial Officer of the Company upon Mr. Boyle's retirement.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTION/SAR VALUES (1)(2)

     The following table presents information concerning the value of unexercised stock options at the end of the 1994 fiscal year with respect to the named executive officers. No SARs are currently outstanding.

                                                   NUMBER OF SECURITIES                  VALUE OF
                                                        UNDERLYING                      UNEXERCISED
                                                        UNEXERCISED                    IN-THE-MONEY
                                                      OPTIONS/SARS AT                 OPTIONS/SARS AT
                                                          FY-END                          FY-END
                     NAME                       (EXERCISABLE/UNEXERCISABLE)     (EXERCISABLE/UNEXERCISABLE)
- ----------------------------------------------  ---------------------------     ---------------------------
Stewart Turley................................      44,421/25,000               $794,914/$328,125
Francis A. Newman.............................      50,000/165,000              $856,250/$2,765,750
John W. Boyle.................................      40,800/-0-                  $634,716/$-0-
James M. Santo................................       9,100/12,000               $162,845/$157,500
Samuel G. Wright..............................       9,100/12,000               $162,845/$157,500
Robert L. Myers...............................       6,500/12,000               $116,318/$157,500

- ---------------
(1) None of the named executive officers exercised any options during the 1994 fiscal year.

(2) None of the named executive officers were granted any options during the 1994 fiscal year.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

     The following table presents information regarding Long-Term Incentive Plan Awards made during the 1994 fiscal year to each of the named executive officers.

                                               PERFORMANCE OR        ESTIMATED FUTURE PAYOUTS UNDER
                                                OTHER PERIOD           NON STOCK PRICE-BASED PLANS
                                              UNTIL MATURATION     -----------------------------------
                    NAME                         OR PAYOUT         THRESHOLD      TARGET      MAXIMUM
- --------------------------------------------  ----------------     ---------     --------     --------
Stewart Turley..............................      1994-1996         $31,079      $155,394     $310,787
Francis A. Newman...........................      1994-1996          25,829       129,144      258,287
John W. Boyle...............................      1994-1996           5,526        27,631       55,262
James M. Santo..............................      1994-1996           9,380        46,901       93,801
Samuel G. Wright............................      1994-1996           9,212        46,062       92,124
Robert L. Myers.............................      1994-1996           7,943        39,716       79,433

- ---------------
(1) All amounts shown represent grants made pursuant to the Company's Executive Three Year Bonus Plan. The bonus awards are granted annually and the payment of such awards are contingent on the attainment of certain performance criteria. The total payment with respect to a grant is based on the annual average increase in the Company's earnings before interest and taxes, as adjusted, and the average annual return on investment, during a three-year performance period consisting of the current year and the succeeding two years, subject to achieving certain specified minimum performance objectives for the three-year period, and are calculated as a percentage of a participant's annual base salary as of the beginning of a three-year performance period. The range of payment of the bonus award is from zero to fifty percent of the participating executives' annual base salary at the beginning of a performance period. The threshold amount is the amount that would be paid for meeting the minimum level of performance for which an award would be payable under the plan. Since a target award is not applicable, the target amount is representative of the amount which would be paid on the payout date based on the previous fiscal year's performance results.

THE ECKERD CORPORATION PENSION PLAN

     The Eckerd Corporation Pension Plan (the "Pension Plan") is qualified under the Code and is non-contributory. Employees who retire or terminate as vested participants are entitled to receive retirement benefits under a final average compensation formula. To the extent benefits cannot be provided under the Pension Plan due to the limitations imposed by Sections 415 and 401(a)(17) of the Code, such benefits will be provided for Messrs. Turley, Newman and Boyle under The Eckerd Corporation Executive Excess Plan (the "Excess Plan") which is not qualified under the Code. Mr. Santo, Mr. Wright and Mr. Myers did not participate in the Excess Plan until January, 1995.

     The following table sets out the estimated Minimum Annual Retirement Benefits payable at age 65 for the noted levels of final average annual compensation and years of service:

                               PENSION PLAN TABLE

                                                         CREDITED YEARS OF SERVICE (1)
               FINAL AVERAGE                  ----------------------------------------------------
                COMPENSATION                  15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
- --------------------------------------------  --------   --------   --------   --------   --------
$ 150,000...................................  $ 35,550   $ 47,400   $ 59,250   $ 59,250   $ 59,250
   250,000..................................    59,250     79,000     98,750     98,750     98,750
   350,000..................................    82,950    110,600    138,250    138,250    138,250
   450,000..................................   106,640    142,200    177,750    177,750    177,750
   550,000..................................   130,350    173,800    217,250    217,250    217,250
   650,000..................................   154,050    205,400    256,750    256,750    256,750
   750,000..................................   177,750    237,000    296,250    296,250    296,250
   850,000..................................   201,450    268,600    335,750    335,750    335,750
   950,000..................................   225,150    300,200    375,250    375,250    375,250
 1,050,000..................................   248,850    331,800    414,750    414,750    414,750
 1,150,000..................................   272,550    363,400    454,250    454,250    454,250
 1,250,000..................................   296,250    395,000    493,750    493,750    493,750

- ---------------
(1) The Pension Plan provides for a Minimum Annual Retirement Benefit at age 65 after 25 years of service equal to 24% of final average compensation plus 15.5% of final average compensation in excess of an employee's average Social Security maximum taxable wage base for the 35 years ending with the employee's Social Security normal retirement age. The Minimum Annual Retirement Benefit includes the income which could be provided by a monthly annuity for life purchased with the Profit Sharing Plan vested account balance. Final average compensation is the average compensation (including base salary, Key Management Bonus, and Executive Three-Year Bonus which are set forth under the headings "Salary," "Bonus," and "Long-Term Incentive Plan Payouts" in the Summary Compensation Table) for the highest consecutive five of the final ten years of employment. It also includes certain perquisites. The retirement benefit amounts shown are age 65 single life annuity amounts and are not subject to any deduction for Social Security or other offset amounts. The years of service and the current level of compensation recognized for retirement purposes (which would be used to calculate average annual compensation) for the named executive officers are as follows: Mr. Turley, 28 years and $1,020,609, Mr. Newman, 1 year and $789,891, Mr. Boyle, 11 years and $532,696, Mr. Santo, 18 years and $299,172, Mr. Wright, 12 years and $283,720 and Mr. Myers, 23 years and $290,640. The final average compensation for retirement purposes for the relevant five year period is as follows: Mr. Turley $996,083, Mr. Boyle, $514,012, Mr. Santo, $274,191, Mr. Wright, $266,267 and Mr. Myers, $239,928.
    Because Mr. Newman has not completed 5 years of service with the Company and therefore does not yet have a vested benefit, there is no relevant final average compensation calculation for him.

THE EXECUTIVE SUPPLEMENTAL BENEFIT PLAN

     The Executive Supplemental Benefit Plan (the "ESBP") is a non-qualified, non-contributory plan that provides for supplemental retirement and death benefits for the executive officers, including the named executive officers, and other key management employees of the Company and its subsidiaries.

     The following table sets out the estimated annual benefits payable at age 65 for the noted levels of mid-point salaries:

COVERED SALARY(1)     ANNUAL BENEFIT PAYABLE(2)
- -----------------     -------------------------
$100,000......                 $  25,000
 200,000......                    50,000
 300,000......                    75,000
 400,000......                   100,000
 500,000......                   125,000
 600,000......                   150,000
 700,000......                   175,000

- ---------------
(1) Under the ESBP, the Company is obligated to pay a participant commencing at age 65 an annual amount equal to 25% of the participant's covered salary in equal monthly installments for 15 years. The covered salary is the midpoint salary of a salary range for a particular executive position that is calculated by the Company. It does not relate to the figures provided in the Summary Compensation Table. The mid-point range for 1994 recognized for retirement purposes of named executive officers are as follows: Mr. Turley, $586,200, Mr. Newman, $484,500, Mr. Boyle, $273,500, Mr. Santo, $186,800,
    Mr. Wright, $186,800 and Mr. Myers, $169,700. As of 1994, the years of service recognized for retirement purposes with respect to the ESBP were the same as those provided with respect to the Pension Plan. The ESBP also provides that, in the event of the death of a participant prior to retirement, the participant's beneficiary is entitled to receive either (a) a lump sum payment equal to four times the participant's covered salary, or
    (b) an amount equal to 90% of the participant's covered salary for the first year after death plus 45% of the covered salary annually for the next nine years.

(2) Assumes the sum of the participant's age and the number of years of service (which cannot be less than 5) is at least 70. If less than 70, benefits are prorated pursuant to a formula.

EMPLOYMENT AGREEMENTS

     Messrs. Boyle and Turley entered into employment agreements with the Company, which became effective April 30, 1986 and provided for base salaries of $216,000 and $410,000, respectively, and for such bonuses under the Company's bonus plan as the board, in its discretion, shall determine. Each employment agreement provides for an initial term of employment of three years and, thereafter, is automatically renewed on a year-to-year basis, unless terminated by the Company or such employee. Mr. Boyle retired as Vice Chairman of the Board and Chief Financial Officer of the Company on December 31, 1994. He served as a consultant to the Company during the month of January 1995 for substantially the same monthly compensation he received prior to his retirement.

     Each of the above employment agreements provides that (i) upon the death of the employee, the Company will make a lump sum payment to his beneficiary, estate or representative in an amount equal to his current annual base salary and (ii) upon involuntary termination of employment for disability or any reason other than for cause, the Company will make a lump sum payment to such employee equal to two times such employee's current annual base salary (or, if greater, the base salary which would have been paid to such employee during the remaining term of his employment agreement if he had not been terminated) plus a pro rata portion of any bonus payable to the employee under certain bonus compensation plans in the year of such disability or involuntary termination and, subject to certain limitations, will continue such employee's life, disability and hospitalization insurance and medical and dental plans for a two-year period.

     In October 1988 the Company entered into employment agreements with Messrs. Santo, Wright and Myers that provide that upon involuntary termination of employment (except for cause) the Company will pay them a severance payment in an amount equal to their then current annual base salary in monthly installments plus a pro rata portion of certain bonus compensation payable under certain bonus plans, and, subject to certain limitations, the Company will continue certain insurance and medical benefits. The severance payments and benefits are payable for one year or 18 months, depending on length of service. The agreements are for a one-year term and are automatically renewed on a year-to-year basis, unless terminated by the Company or Messrs. Santo, Wright or Myers.

     On June 9, 1993, the Company entered into an employment agreement with Mr. Newman whose period of employment as President of the Company commenced July 6, 1993. The agreement provides that upon involuntary termination of employment (except for cause) the Company will pay Mr. Newman a severance payment in an amount equal to two times his then current annual base salary in monthly installments plus a pro rata portion of certain bonus compensation payable under certain bonus plans, and subject to certain limitations, the Company will continue certain insurance and medical benefits. The severance payments and benefits are payable for two years. The agreement is for a two-year term and is automatically renewed on a year-to-year basis, unless terminated by the Company or Mr. Newman.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Executive Compensation and Stock Option Committee consists of Lewis W. Lehr, Donald F. Dunn and Albert J. Fitzgibbons, III. Mr. Fitzgibbons is a member of the Board of Directors of Merrill Lynch Capital Partners and, until July 1994, was a Managing Director of ML & Co., which are affiliates of the Company.

     Merrill Lynch Capital Partners is a Delaware corporation and a wholly owned subsidiary of ML & Co. which initiates and structures transactions commonly referred to as leveraged or management buyouts involving publicly owned companies, privately owned companies and subsidiaries and divisions of both publicly and privately owned companies, and manages a fund of equity capital committed by institutional investors for investment in the equity portion of leveraged buyout transactions.

     Merrill Lynch Capital Partners or its affiliates is the direct or indirect managing partner of Merrill Lynch Capital Appreciation Partnership No. II, L.P., ML Offshore LBO Partnership No. II, ML Employees LBO Partnership No. I, L.P., Merrill Lynch KECALP L.P. 1986, Merrill Lynch Capital Appreciation Partnership No. B-IX, L.P., ML Offshore LBO Partnership No. B-IX, MLCP Associates L.P. No. II, Merrill Lynch KECALP L.P. 1989, ML IBK Positions, Inc., Merchant Banking L.P. No. IV, ML Oklahoma Venture Partners, Limited Partnership and ML Venture Partners II, L.P., which are stockholders of the Company. Merrill Lynch Capital Corporation, an affiliate of Merrill Lynch Capital Partners, is also a stockholder of the Company.

     In January 1987, the Company entered into a sale and leaseback agreement involving 72 Eckerd Drug stores, in a transaction arranged by and including certain affiliates of ML & Co. Pursuant to this agreement, the Company sold 72 Eckerd Drug stores for $48.1 million and is obligated to lease them back for a minimum term of ten years. The Company paid a fee equal to 1 1/2% of the sales price, or approximately $721,500, to an affiliate of ML & Co. for arranging the transaction. Lease payments by the Company, payable semi-annually, are approximately $5.9 million per annum. An affiliate of ML & Co. was paid a management fee of approximately $75,000 in 1994 out of such lease payments. The Company believes that the terms of this agreement were no less favorable to the Company than could have been obtained from unaffiliated third parties.

     In April 1989, the Company entered into a Master Lease (the "Master Lease") with a third-party lessor ("Lessor") established by an affiliate of ML & Co. Under the Master Lease the Lessor finances the purchase of sites for development as Eckerd Drug stores and finances the construction of the buildings and the acquisition of equipment. The selection of sites and construction of improvements was undertaken by the Company acting as the Lessor's agent pursuant to a construction agency agreement (the "Agreement for Lease"). Under the Agreement for Lease, the Company constructed the improvements and leased the properties from the Lessor pursuant to the Master Lease. As of January 28, 1995, there were 12 stores leased under the Master Lease with a total acquisition and construction cost of approximately $18.4 million. The Company pays a structure fee to the ML & Co. affiliate equal to 1% of the cost of the land, building and equipment leased under the Master Lease plus an administration fee. The Company paid the ML & Co. affiliate fees totaling approximately $43,000 for the year ended January 28, 1995. The Company believes that the terms of this arrangement were no less favorable to the Company than could have been obtained from unaffiliated third parties.

     In July 1989, the Company entered into a Placement Agency Agreement with Merrill Lynch Money Markets, Inc., an affiliate of ML & Co. Under the Placement Agency Agreement, Merrill Lynch Money Markets, Inc. acted as the exclusive Placement Agent for the private placement to accredited investors of the Company's unsecured notes with maturities of up to 270 days from date of issue. The Company did not pay Merrill Lynch Money Markets, Inc. any amounts in connection with this facility during the year ended January 28, 1995. The Company believes that the terms of this arrangement were no less favorable to the Company than could have been obtained from unaffiliated third parties.

     On May 2, 1994, the Company completed the sale of approximately 3,199,056 shares of Common Stock (the "Offering") sold by certain shareholders including certain of the Merrill Lynch Investors (the "Selling Shareholders"). The Selling Stockholders paid ML & Co. an underwriting commission in connection with the Offering, the Company paid the expenses of the Offering and the Company and the Selling Stockholders agreed to indemnify ML & Co., as one of the Underwriters, against certain civil liabilities including liabilities under the Securities Act of 1933, as amended. As of March 31, 1995, the Merrill Lynch Investors owned approximately 38.33% of the outstanding Common Stock. As a result of such stock ownership, if the Merrill Lynch Investors and certain members of management were to vote together, they would continue to be in a position to elect the Board of Directors of the Company, to approve or disapprove of other matters requiring stockholder approval and to effectively control the affairs and policies of the Company. Three of the nine members of the Board of Directors of the Company are directors (and, until July 1994 were, employees) of Merrill Lynch Capital Partners and serve as representatives of the Merrill Lynch Investors.

     On November 16, 1994, the Company completed the sale of its Insta-Care subsidiaries to Pharmacy Corporation of America for $112 million in cash, less certain adjustments. ML & Co. acted as financial advisor to the Company in connection with the sale and the Company paid ML & Co. fees and expenses of approximately $1.4 million for its services.

             REPORT OF THE EXECUTIVE COMPENSATION AND STOCK OPTION
                      COMMITTEE ON EXECUTIVE COMPENSATION

     The Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee"), composed of three non-management directors of the Board of Directors of the Company, reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board with respect to executive compensation policies. The Committee reviews, approves and submits to the Board for its acceptance the financial targets for the executive compensation program, long term incentive plans, incentive objectives for management for the upcoming fiscal year and salary increases for executives.

     The objectives of the Committee are to support the achievement of desired Company performance, to provide compensation and benefits that will attract and retain superior talent and reward performance, and to make a portion of compensation relate specifically to the outcome of corporate performance.

     The executive compensation program is generally comprised of base salary, performance bonuses in the form of the Key Management Bonus Plan, and long term incentives in the form of stock options and the Company's Executive Three Year Bonus Plan. The compensation program also includes various benefits, including a supplemental executive retirement program, health insurance plans and programs, and pension, profit sharing and retirement plans in which substantially all of the Company's employees participate.

     During 1994 the Committee undertook a complete review of the Company's executive compensation program. As a result of the review, the Committee has approved certain changes to the executive compensation program, certain of which have been proposed for approval by the Company's stockholders at the Annual Meeting to be held in 1995. The following sections of this report contain information concerning each component of the Company's executive compensation program as in effect during fiscal year 1994. With the exception of a portion of Mr. Turley's compensation, all of the Company's 1994 compensation is anticipated to be fully deductible under Section 162(m) of the Code ("Section 162(m)"). The following sections also discuss the changes that are being made to the Company's executive compensation program.

                               1994 COMPENSATION

BASE SALARY

     In determining the base salary levels for the Company's executive officers, the Committee reviews independent compensation data which provide compensation information with respect to companies in the same or similar business, companies of similar size and companies with comparable locations. Based on a review of this information, the Committee attempts to set its base salaries at competitive levels. Because of its desire to maintain flexibility, the Committee does not necessarily set its base salaries at a specific level relative to other companies. In each instance, base salary takes into account the individual's level of experience and the individual's performance on behalf of the Company.

KEY MANAGEMENT BONUS PLAN

     Executives of the Company (including the named executive officers ) as well as certain other key employees participate in the Key Management Bonus Plan ("KMBP"). KMBP is a performance-based plan which takes into account the Company's overall financial performance for the previous fiscal year. Generally the plan considers the following three factors relating to Company performance for the previous fiscal year: the Company's earnings before interest and taxes; return on investment; and sales. In addition to these three factors, bonuses for certain executives and for certain key employees are based upon financial performance related to such officer's or employee's geographic business area or business group.

EXECUTIVE THREE YEAR BONUS PLAN

     Bonus awards made under this plan are made annually based on the annual average increase in the Company's earnings before interest and taxes, as adjusted, and the average annual return on investment during a three year performance period consisting of the current year and the succeeding two years, subject to achieving certain specified minimum performance objectives for the three year period, and are calculated as a percentage of a participant's annual base salary at the beginning of a three year performance period. The range of a bonus award is from zero to a maximum of fifty percent of the participating executives' annual base salary at the beginning of a performance period. The Board of Directors, upon recommendation of the Committee, determines which executives may participate in this plan. All named executive officers participate in this plan.

1993 STOCK OPTION AND INCENTIVE PLAN

     The Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize values for the Company's stockholders and therefore periodically recommends to the Board of Directors grants of stock options to the Company's employees, including its executive officers. The Company believes that granting stock options provides a long term incentive to such persons to contribute to the growth of the Company and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure Company performance. As of March 31, 1995, approximately 350 individuals had been granted stock options under this option plan since the inception of the plan.

     The plan provides that 1,666,667 shares of common stock will be reserved for future issuance under the plan. Awards are available under the plan in the form of stock options, stock appreciation rights, limited stock appreciation rights, and restricted stock. The purpose of the plan is to advance the interest of the Company and its shareholders by providing eligible employees with an opportunity to acquire a proprietary interest in the Company, to increase their efforts on behalf of the Company, to promote the successful conduct of its business, and to provide them with an incentive to remain in the Company's employment. The Committee has the exclusive discretion to select the employees and the time or times at which awards will be granted, to determine the type, size and terms of each award, to modify the terms of any award and to determine when awards will be granted and paid.

     In general the Committee makes its awards based upon subjective factors such as relative position and responsibilities of each recipient, and historical and expected contributions of each recipient to the Company. In determining the amount of an award the Committee also considers the amount and terms of options and restricted stock already held by recipients.

CHIEF EXECUTIVE OFFICER COMPENSATION AND COMPANY PERFORMANCE

     The Chief Executive Officer's compensation for 1994 was earned pursuant to the executive compensation plans described in the preceding sections of this report. He participated in both the KMBP and the Executive Three Year Bonus Plan, and the performance factors and criteria on which his 1994 compensation was based are thus the same as those applicable to each of those plans, as summarized in the preceding sections. Because the KMBP and the Executive Three Year Bonus Plan are based upon the Company's earnings before interest and taxes, annual return on investment, and sales (KMBP only), a significant part of the Chief Executive Officer's compensation was tied directly to the Company's performance in these areas.

                   CHANGES IN EXECUTIVE COMPENSATION PROGRAM

     As mentioned above, during 1994 the Committee undertook a complete review of the Company's executive compensation program. In connection with the review, the Company retained the services of Hewitt Associates to review the Company's executive compensation program. Hewitt compared the Company's compensation program to a comparative group consisting of competitors of the Company and selected other retail companies.

     Based on Hewitt's review, the Committee made certain changes to the Company's executive compensation program, including: (i) the named executive officers (other than Messrs. Turley, Newman and Boyle) and certain other executive officers were given mid-year base salary raises in order to make their base salaries more competitive with the market, (ii) the KMBP was "stratified" to provide for a greater number of levels of bonus participation based on the level of a participant's responsibility within the Company, (iii) participation in the Executive Three Year Bonus Plan was eliminated on a going-forward basis below the level of Senior Vice President (with an increase in the base salary of the executive officers no longer participating in the plan generally being made on a going forward basis to compensate them for no longer participating in the plan); (iv) beginning with the 1994 - 1996 performance period, the Committee was given the right to pay the bonus under the Executive Three Year Bonus Plan in any combination of cash and shares of Common Stock determined by the Committee,
(v) beginning with the 1994 - 1996 performance period, the method of calculating the two performance criteria under the Executive Three Year Bonus Plan has been modified in certain technical respects, (vi) the Committee will consider granting stock option awards annually pursuant to suggested option award guidelines developed by the Committee, and (vii) the Committee approved the adoption of the 1995 Stock Option and Incentive Plan which will reserve 2,000,000 shares of common stock for possible future issuance. The Committee also made other changes to the KMBP and the Executive Three Year Bonus Plan to conform these plans to the requirements of Section 162(m).

     In connection with making the foregoing changes to the Company's executive compensation program, the Committee has unanimously recommended that the KMBP and the Executive Three Year Bonus Plan be approved by the Company's stockholders in order to conform these plans to the requirements of Section 162(m) and applicable securities laws. The Committee has also unanimously recommended that the Company's 1995 Stock Option and Incentive Plan be approved by the Company's stockholders in order to conform to the requirements of Section 162(m) and applicable securities laws.

     The Committee believes that the foregoing changes to the Company's executive compensation program will assist the Company in attracting and retaining superior personnel and also incentivize management by rewarding exceptional performance.

                                          Lewis W. Lehr, Chairman
                                          Donald F. Dunn
                                          Albert J. Fitzgibbons, III

                            STOCK PERFORMANCE GRAPH

     The following graph represents the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on August 6, 1993 (the first date on which the Company's Common Stock was traded on the New York Stock Exchange) in the Company's Common Stock, and who invested $100 on August 6, 1993 in each of (i) the Standard & Poors Retail Stores Composite Index, and (ii) the Standard & Poors 500 Index.

      Measurement Period
    (Fiscal Year Covered)               8/6/93         1/29/94         1/28/95
Eckerd Corporation                      100.00          132.77          182.35
S&P 500 Index                           100.00          107.66          108.70
Retail Stores Composite                 100.00          100.96           93.70

                              CERTAIN TRANSACTIONS

     The Company sold the business and assets of its Vision Group effective January 30, 1994 to an investor group which included Richard W. Roberson, who served as President of the Company's Vision Group and Senior Vice President of the Company until March 31, 1994 when he resigned, for an amount in cash and notes approximately equal to the book value of the assets. Mr. Roberson is not a member of the Board of Directors and took no part in the Board's decision to approve the sale to the investment group.

     During fiscal 1994, the Company purchased approximately $317,000 of merchandise from SunBelt, a division of Tandycraft, Inc. The President of SunBelt is the brother of Edward W. Kelly, Senior Vice President/Merchandising of the Company. Prior to 1994, Mr. Kelly recused himself from any dealing on behalf of the Company with SunBelt. The Company believes that the terms of its purchases from Sunbelt are consistent with its ordinary purchasing practices and are no less favorable than could have been obtained from unaffiliated third parties.

     See "Compensation Committee Interlocks and Insider Participation."

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Upon the approval of a majority of the stockholders the Board of Directors proposes to adopt a resolution appointing KPMG Peat Marwick LLP as auditors of the Company for the ensuing year. KPMG Peat Marwick LLP and its predecessors have audited the Company's books for the past 35 years.

     Representatives of KPMG Peat Marwick LLP will be present at the meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                         APPROVAL OF COMPENSATION PLANS

     As mentioned above in the Report of the Executive Compensation and Stock Option Committee on Executive Compensation, the Committee has unanimously recommended that the Key Management Bonus Plan and the Executive Three Year Bonus Plan (both of which have been in effect for several years in substantially the same form as proposed for approval), as well as the 1995 Stock Option and Incentive Plan, be approved by the Company's stockholders in order to comply with applicable securities laws and so that compensation paid under such plans may be deductible under Section 162(m). The following is a description of the principal features of the proposed plans.

                     APPROVAL OF KEY MANAGEMENT BONUS PLAN

     The principal features of the Key Management Bonus Plan (the "KMBP") are described below. The full text of the KMBP is annexed hereto as Exhibit "A" and should be referred to for a complete description of its provisions.

     Administration. The KMBP is administered by the Board of Directors of the Company. Pursuant to the provisions of the KMBP, the Board has delegated the administration of the KMBP to the Executive Compensation and Stock Option Committee (the "Committee"). The Committee is given the power to interpret and construe the KMBP.

     Eligibility. The Committee determines which executive officers of the Company are entitled to participate in the KMBP. Other positions eligible to participate are determined by the Board of Directors, the Committee or senior management of the Company. Because the selection of participants is discretionary, it is impossible to determine the number of persons who will be eligible to participate in the KMBP during its term. However, it is anticipated that approximately 370 individuals will be entitled to participate in the KMBP during fiscal year 1995.

     Criteria. Financial criteria set by either the Committee (with respect to executive officers) and by senior management (with respect to other participants) determine whether awards will be paid under the KMBP. The KMBP generally considers the following three factors relating to the Company's performance for the fiscal year: earnings before interest and taxes, return on investment, and sales. Other criteria, such as earnings per share, pharmacy sales, pharmacy net maintained gross profit dollars, pharmacy inventory turns, front end sales, and net maintained gross profit excluding shrink, or any combination thereof, may be considered from time to time. Certain participants' participation criteria relate specifically to such participants' geographic business area or business group.

     Payment of Awards. The KMBP pays different levels of awards based on meeting threshold, target and goal levels of performance. There are currently six levels of participation in the KMBP. Awards are based on a percentage of base salary, with payments as a percentage of base salary for achieving target (meeting plan) performance ranging from 18% of base salary to 50% of base salary. No participant's payout under the KMBP may exceed $2,000,000 with respect to any fiscal year of the Company. Participants are generally required to be employed by the Company on the last day of the bonus period in order to be eligible to receive an award. Awards under the KMBP are paid in cash within 90 days after the end of the Company's fiscal year.

     Amendments. The Board of Directors of the Company has the right to amend or terminate the KMBP at any time in its discretion.

     Approval by Stockholders. In order to be adopted, the KMBP must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company represented at the meeting and entitled to vote. Abstentions will count as votes against this proposal, but broker non-votes will not count as being entitled to vote on this proposal at the meeting and, therefore, will not be taken into account for this proposal.

     The Board of Directors recommends that stockholders vote "FOR" this proposal.

                  APPROVAL OF EXECUTIVE THREE YEAR BONUS PLAN

     The principal features of the Executive Three Year Bonus Plan (the "Three Year Plan") are described below. The full text of the Three Year Plan is annexed hereto as Exhibit "B" and should be referred to for a complete description of its provisions.

     Administration. The Three Year Plan is administered by the Board of Directors of the Company. Pursuant to the provisions of the Three Year Plan, the Board has delegated the administration of the Three Year Plan to the Committee. The Committee is given the power to interpret and construe the Three Year Plan.

     Eligibility. The Committee, upon the recommendation of the Chairman or the President of the Company, selects the individuals entitled to participate in the Three Year Plan. The Committee has currently selected eight individuals to participate in the Three Year Plan (including the Chairman, the President, and the Company's six Senior Vice Presidents).

     Criteria. Bonus awards are made annually under the Three Year Plan based upon the average annual increase in the Company's earnings before interest and taxes, as adjusted, and the average annual return on investment during a three year performance period consisting of the current year and the succeeding two years, subject to achieving certain specified minimum performance objectives for the three year period and are calculated as a percentage of a participant's annual base salary at the beginning of a three year performance period. Other criteria, such as earnings per share and sales, or any combination thereof, may be considered from time to time. The Committee is authorized to set the levels of performance which must be met as well as the percentages of salary which will be paid as a bonus award.

     Payment of Awards. Awards may be paid in cash or shares of common stock of the Company, or any combination thereof, as determined by the Committee. Currently under the Three Year Plan, awards can range from zero to 50% of a participant's base annual salary at the beginning of a three year performance period. No participant's payout under the Three Year Plan may exceed $1,000,000 with respect to any fiscal year of the Company. Participants are generally required to be employed by the Company on the last day of a performance period in order to be eligible to receive an award. There are 250,000 shares of common stock reserved for the payment of awards under the Three Year Plan (subject to antidilution and similar adjustments). The Three Year Plan terminates as of January 31, 2004.

     Amendments. The Board of Directors of the Company generally has the right to amend or terminate the Three Year Plan in its discretion.

     Approval by Stockholders. In order to be adopted, the Three Year Plan must be approved by the affirmative vote of a majority of the outstanding shares of common stock of the Company represented at the meeting and entitled to vote. Abstentions will count as votes against this proposal, but broker non-votes will not count as being entitled to vote on this proposal at the meeting and, therefore, will not be taken into account for this proposal.

     The Board of Directors recommends that stockholders vote "FOR" this proposal.

                APPROVAL OF 1995 STOCK OPTION AND INCENTIVE PLAN

     The principal features of the 1995 Stock Option and Incentive Plan (the "1995 Stock Plan" or the "Plan") are described below. The 1995 Stock Plan is substantially similar to the Company's existing 1993 Stock Option and Incentive Plan. The full text of the 1995 Stock Plan is annexed hereto as Exhibit "C" and should be referred to for a complete description of its provisions.

     Pursuant to the 1995 Stock Plan, executive officers, other key employees and consultants of the Company or its subsidiaries will be eligible to receive awards of stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. There are approximately 290 officers, other key employees and consultants of the Company and its subsidiaries currently eligible to receive awards under the Plan. In addition, directors of the Company who are not officers or employees of the Company ("Outside Directors"), will be granted stock options, subject to the "Special Terms and Conditions of Outside Director Options," described below. There are six Outside Directors currently eligible to receive awards under the Plan.

     Options granted under the 1995 Stock Plan may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Code, or nonqualified stock options ("NQSOs"). Stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") may be granted simultaneously with the grant of an option or (in the case of NQSOs), at any time during its term. Restricted stock may be granted in addition to or in lieu of any other award granted under the Plan.

     The Company has authorized 2,000,000 shares of Common Stock for issuance of awards under the Plan (subject to antidilution and similar adjustments). The 1995 Stock Plan contains no limitation on the number of shares with respect to which awards may be granted to any individual over the term of the Plan. However, no grantee may be granted options to acquire more than 500,000 shares of Common Stock or more than 500,000 shares of Restricted Stock during any calendar year, and there is a limitation on the number of ISOs granted which are exercisable for the first time in any calendar year.

     The Plan will be administered by a Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). Unless otherwise determined by the Board, Committee members will be "disinterested directors" (within the meaning of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended, and as at any future time construed, interpreted or applied by regulations, rulings or cases (the "Exchange Act")) and "outside directors" under Section 162(m).

     Subject to the provisions of the Plan, the Committee will determine the type of award, when and to whom awards will be granted, the number of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable.

     In determining the persons to whom awards will be granted and the number of shares covered by each award the Committee will take into account the duties of the respective persons, their present and potential contribution to the success of the company and such other factors as the Committee deems relevant in connection with accomplishing the purpose of the Plan.

     An option may be granted on such terms and conditions as the Committee may approve, and generally may be exercised for a period of up to 10 years from the date of grant. However, ISOs may not be granted with an exercise price lower than the "Fair Market Value" (as defined in the Plan) on the date of grant. Additionally, certain limitations will apply with respect to the aggregate value of ISO shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to "Ten Percent Stockholders" (as defined in the Plan). The Committee may provide for the payment of the option price in cash, by delivery of other Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Options granted under the Plan will become exercisable at such times and under such conditions as the Committee determines, subject to acceleration of the exercisability of options in the event of, among other things, a "Change in Control" (as defined in the Plan).

     Special Terms and Conditions of Outside Director Options. The Plan provides for automatic awards of stock options to the Company's Outside Directors. By making part of the Outside Directors' compensation payable in the form of stock options and thereby giving them a proprietary interest in the Company, the Company believes that these directors will have an additional incentive to maximize values for the Company's stockholders. Each current Outside Director will automatically receive a NQSO to purchase 2,000 shares of Common Stock on the day following this Annual Meeting of stockholders and on the day following each subsequent annual meeting. Each subsequent Outside Director will automatically receive a NQSO to purchase 5,000 shares of Common Stock upon his or her initial election (or appointment) to the Board and a NQSO to purchase 2,000 shares of Common Stock on the day following each subsequent annual meeting of stockholders. Each such option will have a 10 year term and will generally become exercisable, at an option price equal to 100% of the Fair Market Value of the shares on the date of grant, with respect to 50% of the shares covered thereby on the third anniversary of the date of grant and with respect to an additional 25% of the shares covered thereby on each of the next two anniversaries of the date of grant.

     If an Outside Director terminates his or her services as an Outside Director for any reason, previously granted options may be exercised within two years after such termination (30 days if such termination is for "cause" (as defined in the Plan) to the extent that such option was exercisable on the date of his or her termination of service (but in no event after the expiration date of such option), except that if such termination of service is for "retirement" (as defined in the Plan) all then outstanding options become exercisable upon such termination of service.

     Other Plan Awards. The Plan also permits the Committee to grant SARs and/or LSARs with respect to all or any portion of the shares of Common Stock covered by options. Generally, SARs may be exercised only at such time as the related option is exercisable and LSARs may be exercised only during the 90 days immediately following an Acceleration Date (as defined in the Plan) except that in the case of an Insider (as defined in the Plan), (i) a SAR and an LSAR must be held for at least six months before it becomes exercisable, and (ii) a LSAR must automatically be paid out in cash. A LSAR will be exercisable only if, and to the extent, that the option to which the LSAR relates is then exercisable, and if such option is an ISO, only to the extent the Fair Market Value per share of Common Stock exceeds the option price.

     Generally, upon exercise of a SAR, a grantee will receive for each share for which a SAR is exercised, an amount in cash or Common Stock, as determined by the Committee, equal to the excess, if any of (1) the Fair Market Value of a share of Common Stock on the date the SAR is exercised over (2) the exercise price per share of the option to which the SAR relates.

     Generally, upon exercise of a LSAR, a grantee will receive for each share for which a LSAR is exercised, an amount in cash equal to the excess, if any, of
(1) the greater of (x) the highest Fair Market Value of Common Stock during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable: (i) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (ii) the fixed or formula price for the acquisition of shares of Common Stock in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company's assets, approved by the Company's shareholders (if such price is determinable on the date of exercise); and (iii) the highest price per share of Common Stock shown on Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Common Stock the acquisition of which gives rise to the exercisability of the LSAR over (2) the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of a LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

     When a SAR or LSAR is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the Plan.

     The Plan further provides for the granting of restricted stock awards, which are awards of Common Stock which may not be disposed of, except by will or the laws of descent and distribution, for such period as the

Committee determines (the "restricted period"). The Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control of the Company.

     During the restricted period, the grantee will be entitled to receive dividends with respect to, and to vote the shares awarded to him or her. If, during the restricted period, the grantee's service with the Company terminates for any reason, any shares remaining subject to restrictions will be forfeited. The Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

     The Board may at any time and from time to time suspend, amend, modify or terminate the Plan; provided that, unless otherwise determined by the Board, to the extent required by Rule 16b-3, or any other law, regulation or stock exchange rule, no such change will be effective without the requisite approval of the Company's stockholders. In addition, no such change may adversely affect any award previously granted, except with the written consent of the grantee.

     No awards may be granted under the Plan after February 8, 2005.

     Certain Federal Income Tax Consequences of the 1995 Stock Option and Incentive Plan. The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     An optionee granted a NQSO should not be subject to federal income tax upon the grant of the option and the Company should not be entitled to a tax deduction by reason of such grant. Generally, upon exercise of a NQSO, the excess of the Fair Market Value of the shares on the exercise date over the exercise price will be considered compensation taxable as ordinary income to the optionee and deductible to the Company, subject to the possible limitations on deductibility under Section 162(m). If, however, the Common Stock so received is subject to a "substantial risk of forfeiture" under Section 83 of the Code, and if a timely election is not made by the recipient in accordance with such Section, compensation income should be recognized and the deduction allowed at the earlier of the date on which (i) the shares are no longer subject to such substantial risk of forfeiture or (ii) the shares become transferable (as defined for tax purposes). A corporate insider generally will not be subject to liability under Section 16(b) of the Exchange Act unless the NQSO is exercised and the underlying shares are sold within the six month period beginning on the date of the grant. Accordingly, under the Plan, Section 16(b) liability generally will not apply at the time a NQSO is exercised, and thus Common Stock received upon such exercise will generally not be treated as being subject to "substantial risk of forfeiture" under Section 83 of the Code.

     In the event of a sale or other disposition of shares received upon exercise of a NQSO, any appreciation or depreciation after the date on which taxable compensation is recognized by the optionee in respect of the option exercise should qualify as a capital gain or loss and no deduction would be allowed to the Company. The capital gain or loss should be long-term or short-term depending upon whether or not the shares were held for more than one year after the date on which taxable compensation was recognized by the optionee in respect of the option exercise.

     Generally, an optionee should not recognize taxable income at the time of grant or exercise of an ISO and the Company should not be entitled to a tax deduction with respect to such grant or exercise.

     A sale or other disposition by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO should result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain or loss to the optinee, with no deduction being allowed to the Company. The exercise of an ISO generally will give rise to an item of tax preference that may result in alternative minimum tax liability for the optinee. Upon a sale or other disposition of shares acquired upon the exercise of an ISO within one year after the transfer of the shares to the optionee or within two years after the date of grant of the ISO, any excess of (i) the lesser of (a) the Fair Market Value of the shares at the time of exercise of the option and (b) the amount realized on such disqualifying sale or other disposition of the shares over (ii) the exercise price of such shares, should constitute ordinary income to the optionee and the Company should be entitled to a deduction in the amount of such income, subject to the possible limitations on deductibility under Section 162(m). The difference, if any, between the amount realized on a disqualifying sale and the Fair Market Value of the shares at the time of the exercise of the option generally will constitute short-term or long-term capital gain or loss, as the case may be, and will not be deductible by the Company. If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as a NQSO.

     Generally, a grantee will not recognize taxable income upon the grant of a SAR (or LSAR) and the Company will not be entitled to a tax deduction with respect thereto. Upon the exercise of a SAR, (or LSAR), the optionee should recognize taxable income equal to the cash and the Fair Market Value of any property paid to the optionee with respect to such exercise and the Company should be entitled to a tax deduction for the same amount subject to the possible limitations on deductibility under Section 162(m).

     There will generally be no recognition of income by the grantee (and no deduction allowed to the Company) upon the grant of a restricted stock award or during the period the shares are subject to a substantial risk of forfeiture and are non-transferable (as defined for tax purposes). Unless a grantee makes a timely election under Section 83(b) of the Code to be taxed upon receipt of a restricted stock award, the grantee should recognize taxable ordinary income in an amount equal to the Fair Market Value of the shares on the earlier of the date on which (i) the shares are no longer subject to such substantial risk of forfeiture or (ii) the shares become transferable (as defined for tax purposes), and the Company should be entitled to a tax deduction in the same amount subject to the possible limitations on deductibility under Section 162(m). Shares which if sold would subject a person to liability under Section 16(b) of the Exchange Act will generally be treated as nontransferable and subject to a substantial risk of forfeiture until such time as a sale of such shares would not subject the person to such liability. If the grantee makes a timely election under
Section 83(b) of the Code, the grantee will recognize taxable ordinary income (and the Company will be entitled to a deduction under the conditions described above) at the time of grant, equal to the Fair Market Value of the shares on such date, and no income would be recognized nor any deduction allowed with respect to the expiration of the restricted period. Upon a sale or other disposition of shares received upon the grant of a restricted stock award, the grantee will recognize capital gain or loss equal to the difference between the amount realized on such sale or disposition and the amount of ordinary income recognized by the grantee with respect to such shares. Such capital gain or loss will be long-term capital gain or loss if the shares were held for more than one year. The holding period for capital gains treatment will begin just after the earlier of the date on which (i) the shares are no longer subject to a substantial risk of forfeiture or (ii) the shares become transferable (as defined for tax purposes), unless the grantee has made a Section 83(b) election, in which case the holding period will begin just after the date the restricted stock was transferred to the grantee.

     Grants Under the 1995 Stock Plan; Approval Required; Recommendation. As of the date hereof, no grants have been made under the Plan. Neither the number of awards to be granted under the Plan in the current fiscal year, nor the number of awards that would have been granted under the plan during the last fiscal year had the Plan been in effect is determinable, except that under the Plan options to acquire 2,000 shares of Common Stock will be granted to each current Outside Director during the current fiscal year if the Plan is approved by the stockholders.

     The approval of the 1995 Stock Plan will require the affirmative vote of a majority of the shares outstanding and entitled to vote thereon.

     The Board recommends that Stockholders vote "FOR" approval of the Plan.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Stockholders of the Company who wish to make a proposal to be included in the Company's Proxy Statement and form of proxy for the Company's 1996 Annual Meeting of Stockholders must cause such proposal to be received by the Company at its principal office no later than December 25, 1995. All proposals must be a proper subject for action at the 1996 Annual Meeting, and should be sent to the attention of the Secretary, Eckerd Corporation, 8333 Bryan Dairy Road, Largo, Florida 34647.

                         EXPENSES OF PROXY SOLICITATION

     Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company will reimburse them for their expenses in so doing. Certain officers and other regular employees of the Company may also request the return of proxies by telephone, mail, telegram or in person. In addition, MacKenzie Partners, Inc., New York, New York has been retained to aid in the solicitation of proxies for an estimated fee of $4,000, to be paid by the Company.

                                            By Order of the Board of Directors

                                                      James M. Santo
                                                      --------------
                                                      JAMES M. SANTO
                                                        Secretary
                                                    Eckerd Corporation

Date: April 24, 1995

                                                                     EXHIBIT "A"

                               ECKERD CORPORATION

                           KEY MANAGEMENT BONUS PLAN

     1. Purpose. The Key Management Bonus Plan (KMBP) is intended to focus the attention of plan participants on financial factors critical to Eckerd Corporation's (the "Company") success. Through a carefully tailored combination of company-wide, regional, district, departmental and personal goals, each individual participant is encouraged to concentrate effort in those areas which most affect the Company's bottom line. The KMBP rewards participants for their contribution to the achievement of the Company's established financial and operating goals.

     The Company is committed to a "pay for performance" philosophy. Therefore, compensation programs are designed to reward achievement of financial results. The KMBP is a pivotal component of a manager's total compensation which includes base pay and benefits. It represents a significant corporate investment in its participants as key players on the Company's management team.

     2. Administration. The KMBP shall be administered by the Board of Directors of the Company. The Board may delegate the administration of the KMBP to the Executive Compensation and Stock Option Committee of the Board of Directors comprised of three or more members of the Board or such other committee as the Board may designate from time to time (the "Committee"). The Board of Directors or the Committee may, from time to time, establish such rules and regulations for carrying out the KMBP as they may deem necessary or desirable. The Board of Directors or the Committee shall decide all questions of fact arising in the application of the KMBP and shall interpret and construe the provisions of the KMBP and of any other documents relating to it or a bonus award hereunder and any such decision, interpretation or construction shall be conclusive and binding upon all persons.

     3. Effective Date Of Plan. The KMBP shall become effective as of January 29, 1995 upon approval by: (i) the Board of Directors upon the recommendation of the Committee, and (ii) the Company's shareholders.

     4. Eligibility. The executive officers eligible to participate in the KMBP are established by the Committee. Other positions eligible to participate in the KMBP are established by the Board of Directors, the Committee, or the Company's Senior Management. The Committee decides the level of the participant's participation. Until otherwise decided by the Committee, there shall be six levels of KMBP participation with a maximum potential payout of 100%, 90%, 80%, 70%, 54% and 36% of eligible base salary respectively. Eligible base salary means annual base salary earned in a KMBP position (excluding salary paid while on a leave of absence).

     To be a "qualified participant" in the KMBP, an individual must be in a KMBP position before November 1st of the applicable fiscal year, remain in a KMBP position for at least 90 days, have a performance rating of 1, 2 or 3 for the applicable fiscal year, and be actively working for the Company on the last day of the bonus period. If a participant holds a KMBP position for less than a full fiscal year, the participant's KMBP payment will be prorated according to the number of weeks the participant has served in a KMBP position during the applicable fiscal year. If a participant serves in more than one KMBP position in the course of the year, the bonus will be calculated for each position separately and prorated for the number of weeks in that position.

     5. Bonus Period. The bonus period coincides with the Company's fiscal year.

     6. Bonus Criteria. Financial and/or operational criteria determine whether and the level at which money will be paid out under the KMBP. These criteria are defined in relation to the Company's fiscal plan. The financial criteria are set for a time period coinciding with the Company's fiscal year. The criteria for the Company's executive officers are set by the Committee within 90 days after the beginning of each fiscal year. The criteria for other participants are set by either the Committee or by Senior Management of the Company during the same time period. Eligible participants will receive a worksheet showing their individual criteria objectives at the beginning of the fiscal year. The criteria and the weights assigned to them vary according to position. The criteria for executive officers are sales, EBIT (earnings before interest and taxes), ROI (return on investment), EPS (earnings per share), pharmacy sales, pharmacy net maintained gross profit dollars, pharmacy inventory turns, front end sales, and net maintained gross profit excluding shrink, or any combination of the foregoing. The criteria for other participants in the KMBP shall be established by the Committee and may include sales, EBIT and ROI, among others. The Committee may change the criteria and the manner in which the criteria are calculated from time to time. Threshold is the lowest level of financial achievement for which a bonus will be paid. Threshold levels vary depending on the criteria being measured but generally are not lower than 90% of plan. Target is determined by the Committee and is generally achieved when the fiscal plan is achieved. Goal is the maximum level of financial performance. Goal levels generally range from 102% to 107% over plan. If Goal is reached, the participant's bonus is calculated at two times the target percentage of eligible base salary. For a participant at the 27% level of bonus participation, this translates to a bonus of 54% of eligible base salary if Goal is achieved.

Illustration:

CRITERIA

                                                    THRESHOLD        TARGET            GOAL
                                                -----------------    ------     ------------------
Actual Achievement to Plan....................  Greater than 90%       100%     Greater than 106%

     The payout percentages are calculated using a straight line interpolation in the event that the performance level achieved is between Threshold and Target or between Target and Goal.

     7. Bonus Calculation. The current six levels of KMBP participation (i.e., 36%, 54%, 70%, 80%, 90%, and 100%) define the percentage of eligible base salary which will be paid out if Goal is achieved. Only eligible base annual salary earned in a KMBP position is considered in calculating the bonus. Until otherwise decided by the Committee, the levels of KMBP participation are based on the level of the participant's responsibility as follows:

                                                        THRESHOLD            TARGET              GOAL
CATEGORY                  PARTICIPANTS                  PERCENTAGE         PERCENTAGE         PERCENTAGE
- --------         -------------------------------        ----------         ----------         ----------
    I.           Chairman/CEO; President                    10%                50%                100%
   II.           Senior Vice President                       9%                45%                 90%
  III.           Regional Vice President                     8%                40%                 80%
   IV.           Vice President                              7%                35%                 70%
    V.           Directors (Department Heads)                6%                27%                 54%
   VI.           Key Managers                                4%                18%                 36%

     8. Maximum Payout. In no event may a participant's payout under the KMBP exceed $2,000,000 with respect to any fiscal year of the Company.

     9. Bonus Payment. KMBP bonuses are paid in cash within 90 days after the end of the fiscal year. At the time of receipt of written notice of a participant's bonus award, each participant shall arrange with the Company for the payment of the amount of any taxes required to be collected or withheld as a result of the payment of the KMBP bonus.

     10. Participants On Leave Of Absence. Qualified participants who go on an approved leave of absence during the bonus period will be eligible for a prorated bonus with no credit given for the amount of time on leave of absence. This bonus will be paid only when the participant returns to work directly from such a leave. If an eligible participant goes on an approved leave of absence after the end of the bonus period but before the bonus is paid, the participant shall receive the full amount of bonus due. The payment will be made within 90 days after the end of the fiscal year.

     11. Termination Of Employment.

     a. Voluntary Terminations. A qualified participant who voluntarily terminates employment with the Company before the end of the bonus period forfeits all rights to any payment under the KMBP plan. Participants who have informed the Company of their decision to leave the Company must be physically on the job on the last day of the bonus period to receive payment for that period. Participants who have notified the Company of their desire to terminate employment and who choose to take vacation prior to the end of bonus period will not be deemed to have completed the bonus period and will not be eligible for payout under the KMBP Plan. Participants who voluntarily terminate employment after the end of the bonus period but before the bonus is paid are eligible to receive the bonus payment for that period.

     b. Involuntary Terminations. A qualified participant who is involuntarily terminated before the bonus is paid for the applicable bonus period forfeits all rights to any payment under the KMBP.

     12. Changes To Bonus Plan. The KMBP represents compensation in addition to normal salary for participants qualified to participate. The Company reserves the right to amend the KMBP, including the right to make changes in the KMBP's provisions, payouts, and eligibility, and also reserves the right to discontinue the KMBP at any time.

     13. Shareholder Approval. The KMBP shall be submitted to the next annual meeting of the shareholders of the Company for the purpose of its approval and ratification of the shareholders as provided in Paragraph 3.

                                                                     EXHIBIT "B"

                               ECKERD CORPORATION

                      EXECUTIVE THREE (3) YEAR BONUS PLAN

     1. Purpose. The purpose of the Executive Three (3) Year Bonus Plan (the "Plan") of Eckerd Corporation (the "Company") is to aid in maintaining and developing strong management by rewarding those executive employees who contribute materially toward the Company's objective of earnings growth and return on investment and to provide an incentive for the continued service of such executive employees with the Company and its subsidiaries.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company. The Board may delegate the administration of the Plan to the Executive Compensation and Stock Option Committee of the Board of Directors comprised of three or more members of the Board or such other committee as the Board may designate from time to time (the "Committee"). The Board of Directors or the Committee may, from time to time, establish such rules and regulations for carrying out the Plan as they shall deem necessary or desirable. The Board of Directors or the Committee shall decide all questions of fact arising in the application of the Plan and shall interpret and construe the provisions of the Plan and of any other documents relating to the Plan or a bonus award hereunder and any such decision, interpretation or construction shall be conclusive and binding upon all persons.

     3. Effective Date of Plan. This Plan shall become effective as of January 29, 1995 upon approval by: (i) the Board of Directors upon the recommendation of the Committee, and (ii) the Company's Shareholders.

     4. Eligibility of Executive Employees. Those executive employees of the Company and its subsidiaries selected from time to time by the Committee upon the recommendation of the Chairman of the Board or the President shall be eligible to participate in the Plan. For purposes of the Plan, executive employees shall mean corporate, regional and district officers and other key employees of the Company and its subsidiaries.

     5. Selection of Executive Employees. For purposes of this Plan, each performance period shall be a three (3) year performance period. The first performance period shall be for the 1994, 1995, and 1996 fiscal years of the Company. The Committee, within ninety (90) days of the end of the 1994 fiscal year of the Company, shall select and notify in writing each executive employee who is to participate (a "Participant") under the Plan for a bonus award during the 1994, 1995, and 1996 fiscal years of the Company (the "1994 - 1996 Performance Period") and the 1995, 1996 and 1997 fiscal years of the Company (the "1995 - 1997 Performance Period"). Thereafter, within ninety (90) days after the end of each fiscal year, the Committee may select Participants for a new performance period so that, for example, within ninety (90) days of the end of the 1995 fiscal year of the Company, the Committee may select and notify Participants for a performance period to be designated the 1996-1998 Performance Period. In addition, where an executive employee is added or a present employee is promoted to an executive status during a performance period, the Committee, upon the special recommendation of the Chairman of the Board or the President, may select any such executive employee to participate in the Plan for a pro rata portion of the performance period and on a pro rata basis.

     6. Determination of the Amount of a Bonus Award. For purposes of the determination of a Participant's bonus award, the following terms shall have the meaning described below:

        Adjusted EBIT shall mean, with respect to any fiscal year, (a) earnings of the Company and its consolidated subsidiaries before interest and income taxes for such fiscal year, plus (b) extraordinary or non-recurring losses of the Company and its consolidated subsidiaries for such fiscal year, less (c) extraordinary or non-recurring gains of the Company and its consolidated subsidiaries for such fiscal year relating to management strategies, approved by the Committee.

        Return on Investment shall mean, with respect to any fiscal year, Adjusted EBIT for such fiscal year divided by the monthly average during such fiscal year of the: (i) the total assets of the Company, less (ii) liabilities exclusive of interest accruing debt.

     The amount of a bonus award to a Participant will be that percentage of a Participant's annual base salary at the beginning of a performance period which is determined by the average annual increase in Adjusted EBIT and the average annual Return on Investment determined by the Committee. The Committee may change the manner in which Adjusted EBIT and average annual Return on Investment are calculated from time to time. The maximum bonus award payable to a Participant may not exceed $1,000,000 with respect to any fiscal year of the Company. The Committee is authorized to set the levels of Adjusted EBIT and average annual Return on Investment which must be met for the payment of bonus awards under this Plan and the percentage of base salary which will be paid as a bonus award: (i) within ninety (90) days after the end of the Company's 1994 fiscal year for the 1994 - 1996 Performance Period and the 1995 - 1997 Performance Period, and (ii) within ninety days after the end of each succeeding fiscal year for each performance period beginning thereafter.

     The Committee, in its sole discretion, is authorized to change or modify the performance objectives and to add earnings per share or sales (or any combination thereof) as additional or alternative performance criteria in any respect for any future performance period and to establish durations of greater or less than three (3) years for future performance periods which performance periods may overlap or be co-extensive with other performance periods. In addition, the Committee, in its sole discretion, is authorized to change or modify the criteria for any performance period in the event of an acquisition, disposition or other change in the composition of the Company during such period.

     7. Payment of Awards. Payment of bonus awards shall, at the option of the Committee, be made: (i) 100% in cash, (ii) 50% in cash and 50% in shares of common stock of the Company, or (iii) any other combination of cash and common stock of the Company, as determined by the Committee. Payments shall be made as soon as practical after the end of each performance period. The percentage of a bonus award that is payable in shares of common stock of the Company shall be valued at the market value of the common stock of the Company as of the close of business on the day prior to the date the Company publicly discloses its earnings for the final fiscal year of the respective performance period. As soon as practical after the public disclosure of the earnings, the Committee shall notify each Participant of the Participant's bonus award. At the time of receipt of written notice of the Participant's bonus award, each Participant shall arrange with the Company for the payment of the amount of any taxes required to be collected or withheld as a result of the payment of the bonus award. Upon receipt of the aforesaid taxes, the Company shall cause the bonus award to be paid.

     8. Award Shares. The maximum number of shares of common stock reserved for the payment of awards under this Plan shall be 250,000, subject to adjustment for stock splits, reverse stock splits, stock dividends, and like transactions. The source of the Company's stock which may be made subject to awards under the Plan shall be shares of the $.01 per value common stock of the Company. Such shares may be treasury shares or shares of original issue or a combination of the forgoing. Fractional shares of common stock shall not be issued as an award and any award which would be represented by a fractional share shall be paid in cash.

     9. Termination of Obligation to Pay Award. The obligation of the Company to pay any bonus award shall terminate upon the occurrence of any of the following:

          a. Upon the failure of the Company to achieve the performance objectives set by the Board of Directors or the Committee pursuant to Paragraph 6.

          b. Upon the date of a change in the position held by the Participant with the Company or one of its subsidiaries unless such new position, in the sole judgment of the Board of Directors or the Committee, qualifies for participation in the Plan.

          c. Upon the termination of employment of a Participant with the Company or its subsidiaries; provided, however, the Board of Directors or the Committee, in its sole discretion, may pay a prorated bonus award to any Participant who has terminated employment with the Company or its subsidiaries, provided (i) the Participant was not terminated for cause (as defined in the Participant's written employment agreement with the Company and, if none, as defined by the Committee from time to time), and (ii) the Participant participated in the Plan for a period up to at least six (6) months prior to the end of the performance period for which the bonus award is payable.

          d. Upon the death, disability or retirement of a Participant; provided, however, the Board of Directors or the Committee, in its sole discretion, may pay a prorated bonus award to a Participant or the estate of any Participant who has become disabled, retired or died during the performance period, provided that such Participant had participated in the Plan for a period of time equal to or greater than one-third (1/3) of the total number of months comprising the performance period for which the bonus award is payable. For purposes hereof: (i) retire or retirement shall mean retirement pursuant to the Eckerd Corporation Pension Plan (Pension
     Plan) at or on the Participant's Normal Retirement Date (as that term is defined in the Pension Plan) or retirement at an earlier date with the consent of the Board of Directors, and (ii) disabled or disability shall mean the inability of the Participant to perform substantially such Participant's duties and responsibilities to the Company or any of its subsidiaries by reason of physical or mental disability or infirmity for a continuous period of six (6) months. The date of such disability shall be on the last day of such six (6) month period.

          e. Upon the commission of an intentional act by a Participant determined by the Board of Directors or the Committee to be contrary to the interests of the Company or its subsidiaries.

     10. Termination of Plan. The Plan shall terminate upon the close of business on January 31, 2004, unless it shall have sooner terminated by action of the Board of Directors.

     11. Requirements of Law. If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or any Participant to take any action with respect to the shares of common stock acquired by reason of a bonus award, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for the shares of common stock shall be postponed until full compliance has been made with all such requirements of law or regulation. Further, if requested by the Company, at or before the time of the issuance of the shares of common stock with respect to which a bonus award has been made, the Participant shall deliver to the Company his written statement, satisfactory in form and content to the Company, that he intends to hold the shares so awarded him for investment and not with a view to resale or other distribution thereof to the public in violation of the requirements of the exemption contained in Section 4 (2) of the Securities Act of 1933, as amended. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act of 1933, or other applicable statutes or regulations, it is necessary to register any of the shares of common stock with respect to which an award has been made or to qualify any such shares for exemption from any of the requirements of the Securities Act of 1933 or any other applicable statute or regulation, the shares of common stock shall not be issued to the Participant until such action has been completed.

     12. Amendment or Discontinuance of Plan. The Board of Directors or the Committee may, insofar as permitted by law, amend, suspend or discontinue this Plan at any time without restriction, provided, however, that the Board may not alter or amend or discontinue or revoke or otherwise impair the participation of any Participant notified by the Board of Directors or the Committee in accordance with Paragraph 5 hereof except as provided in Paragraph 9 hereof or unless there is secured the written consent of the Participant. Nothing contained in this paragraph, however, shall, in any way, condition or limit the termination of an award as provided in Paragraph 9 hereof.

     13. Liquidation of the Corporation. In the event of the complete liquidation or dissolution of the Company (except for a reorganization, merger, consolidation, acquisition or sale of substantially all of the assets of the Company as provided in Paragraph 14), any participation under the Plan shall be deemed canceled without regard to or limitation by any other provision of this Plan. In the event of a complete liquidation or dissolution of a subsidiary of the Company or in the event that such a subsidiary ceases to be a subsidiary corporation as defined hereinabove, any participation by employees of such subsidiary pursuant to this Plan shall be deemed canceled unless the employee shall, at or before the time of the liquidation or dissolution or cessation of subsidiary relationship, be or become employed by the Company or by any other subsidiary of the Company in a position which, in the sole judgment of the Board of Directors or the Committee, qualifies for participation in the Plan, or in the event that the Board or the Committee, in its sole discretion, elects to pay a prorated bonus award in accordance with Paragraph 9 (c).

     14. Merger, Sale of Assets. In the event of a reorganization, merger, consolidation, acquisition or sale of substantially all of the assets of the Company, any participation under the Plan shall be deemed canceled; provided, however, the Board or the Committee, in its sole discretion, may pay a prorated bonus award to Participants who have participated in the Plan for a period equal to or greater than one-third ( 1/3) of the total number of months comprising the performance period for which the bonus award is payable.

     15. Shareholder Approval. The Plan shall be submitted to the next annual meeting of the shareholders of the Company for the purpose of its approval and ratification of the shareholders as provided in Paragraph 3.

                                                                     EXHIBIT "C"

                      1995 STOCK OPTION AND INCENTIVE PLAN
                             OF ECKERD CORPORATION

     1. Purpose; Types of Awards; Construction.

     The purpose of the 1995 Stock Option and Incentive Plan of Eckerd Corporation (the "Plan") is to afford an incentive to executive officers, other key employees, consultants and outside directors of Eckerd Corporation (the "Company"), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as employees or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business. To further such purposes the Committee may grant stock options, stock appreciation rights, limited stock appreciation rights and restricted stock. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934 and of Section 162(m) of the Internal Revenue Code of 1986, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

     2. Definitions.

     As used in this Plan, the following words and phrases shall have the meanings indicated:

          (a) "Acceleration Date" shall have the meaning set forth in Section
     12.

          (b) "Agreement" shall mean an agreement entered into between the Company and a Grantee in connection with an award under the Plan.

          (c) "Board" shall mean the Board of Directors of the Company.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" shall mean a committee established by the Board to administer the Plan.

          (f) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

          (g) "Company" shall mean Eckerd Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (h) "Disability" shall mean a Grantee's inability to perform his duties with the Company or any of its affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (j) "Fair Market Value" per share as of a particular date shall mean
     (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

          (k) "Grantee" shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights or Restricted Stock under the Plan.

          (l) "Incentive Stock Option" shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

          (m) "Initial Public Offering" shall mean the underwritten initial public offering of shares of Common Stock.

          (n) "Insider" shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

          (o) "Limited Right" shall mean a limited stock appreciation right granted pursuant to Section 10 which, in general, may be exercised for cash following an Acceleration Date.

          (p) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

          (q) "Option" or "Options" shall mean a grant to a Grantee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Incentive Stock Options or Nonqualified Stock Options.

          (r) "Option Price" shall mean the exercise price of the shares of Common Stock covered by an Option.

          (s) "Parent" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an Option, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

          (t) "Plan" means this 1995 Stock Option and Incentive Plan of Eckerd Corporation, as amended from time to time.

          (u) "Retirement" shall mean a Grantee's retirement in accordance with the terms of any taxqualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

          (v) "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (w) "Stock Appreciation Right" shall mean the right, granted to a Grantee under Section 9, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Common Stock as specified in the award or determined by the Committee.

          (x) "Subsidiary" shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of granting an Option, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

          (y) "Ten Percent Stockholder" shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

     3. Administration.

     The Plan shall be administered by the Committee, the members of which shall, except as may otherwise be determined by the Board, be "disinterested directors" under Rule 16b-3 and "outside directors" under Section 162(m) of the Code.

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights and Restricted Stock; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute

Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under this Plan.

     The Board shall have the authority to fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

     4. Eligibility.

     Awards may be granted to executive officers and other key employees and consultants of the Company, including officers and directors who are employees, except as proscribed by the Exchange Act or the Code. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

     5. Stock.

     The maximum number of shares of Common Stock reserved for the grant of awards under the Plan shall be 2,000,000, subject to adjustment as provided in
Section 12 hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

     If any outstanding award under the Plan should, for any reason expire, be cancelled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or Limited Right), without having been exercised in full, the shares of Common Stock allocable to the unexercised, cancelled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan.

     In no event may a Grantee be granted during any calendar year Options to acquire more than 500,000 shares of Common Stock or more than 500,000 shares of Restricted Stock.

     6. Terms and Conditions of Options.

     Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the "Option Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement:

          (a) NUMBER OF SHARES. Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

          (b) TYPE OF OPTION. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

          (c) OPTION PRICE. Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 12 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless such resolution specifies a different date.

          (d) MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Common Stock (whether then owned by the Grantee or issuable upon exercise of the Option) having a Fair Market Value equal to such Option Price or in a combination of cash and Common Stock or in such other manner as the Committee shall determine including a cashless exercise procedure through a broker-dealer.

          (e) TERM AND EXERCISABILITY OF OPTIONS. Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the Option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and 6(g) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Option is being exercised.

          (f) TERMINATION. Except as provided in this Section 6(f) and in
     Section 6(g) hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed or in the consultant relationship since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within thirty (30) days after the date of such termination (or such different period as the Committee shall prescribe).

          (g) DEATH, DISABILITY OR RETIREMENT OF GRANTEE. If a Grantee shall die while employed by, or maintaining a consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee's employment or consultant relationship (or within such different period as the Committee may have provided pursuant to
     Section 6(f) hereof), or if the Grantee's employment or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of death or Disability of the Grantee, at any time within 180 days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or consultant relationship of a Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

          (h) OTHER PROVISIONS. The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

     7. Nonqualified Stock Options.

     Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 hereof.

     8. Incentive Stock Options.

     Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 hereof.

          (a) VALUE OF SHARES. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this Plan and all other option plans of any subsidiary become exercisable for the first time by each Grantee during any calendar year shall not exceed $100,000.

          (b) TEN PERCENT STOCKHOLDER. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

     9. Stock Appreciation Rights.

     The Committee shall have authority to grant a Stock Appreciation Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. A Stock Appreciation Right shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

          (a) TIME OF GRANT. A Stock Appreciation Right may be granted either at the time of grant of the related option, or at any time thereafter during the term of the Option; provided, however that Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the related Option.

          (b) PAYMENT. A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d).

          (c) EXERCISE. A Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

          (d) AMOUNT PAYABLE. Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option Price under the related Option, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit at the time it is granted.

          (e) TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE. Upon the exercise of a Stock Appreciation Right, the related Option shall be cancelled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised and upon the exercise or surrender of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be cancelled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

          (f) METHOD OF EXERCISE. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Option Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee.

          (g) FORM OF PAYMENT. Payment of the amount determined under Section 9(d), may be made solely in whole shares of Common Stock in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, to the extent required by Rule 16b-3 no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Section 9(d) to an Insider, unless the exercise of such Stock Appreciation Right is made during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of earnings.

     10. Limited Stock Appreciation Rights.

     The Committee shall have authority to grant a Limited Right to the Grantee of any Option under the Plan with respect to all or some of the shares of Common Stock covered by such related Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

          (a) TIME OF GRANT. A Limited Right granted in tandem with a Nonqualified Stock Option may be granted either at the time of grant of the related Option or any time thereafter during its term. A Limited Right granted in tandem with an Incentive Stock Option may only be granted at the time of grant of the related Option.

          (b) EXERCISE. A Limited Right may be exercised only during the ninety-day period beginning on an Acceleration Date. Each Limited Right shall be exercisable only if, and to the extent that, the related Option is exercisable and, in the case of a Limited Right granted in tandem with an Incentive Stock Option, only when the Fair Market Value per share of Common Stock exceeds the Option Price per share. Notwithstanding the provisions of the two immediately preceding sentences, a Limited Right granted to a Grantee who is an Insider must be (i) held by the Insider for at least six
     (6) months from the date of grant of the Limited Right before it becomes exercisable and (ii) automatically paid out in cash to the Insider on an Acceleration Date (provided such six (6) month holding period requirement has been met).

          (c) AMOUNT PAYABLE. Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

             (i) in the case of the realization of Limited Rights by reason of an acquisition of Common Stock described in Section 12 (b)(i) below, an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) hereof; or

             (ii) in the case of the realization of Limited Rights by reason of shareholder approval of an agreement or plan described in Section 12(b)(iii) below, an amount equal to the Merger Spread as defined in
        Section 10(d)(iv) hereof; or

             (iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in Section 12(b)(ii) or shareholder approval of a plan or agreement described in Section 12(b)(iv) below, an amount equal to the Spread as defined in Section 10(d)(v) hereof.

          Notwithstanding the foregoing provisions of this Section 10(c), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option.

          (d) DETERMINATION OF AMOUNTS PAYABLE. The amounts to be paid to a Grantee pursuant to Section 10(c) shall be determined as follows:

             (1) The term "Acquisition Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of Common Stock described in Section 12(b)(i) below, the greatest of (A) the highest price per share shown on the Statement of
        Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date the Limited Right is exercised.

             (2) The term "Acquisition Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of
        (1) the Acquisition Price per Share over (2) the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

             (3) The term "Merger Price per Share" as used herein shall mean, with respect to the exercise of any Limited Right by reason of shareholder approval of an agreement described in Section 12(b)(iii) below, the greatest of (A) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date on which such Limited Right is exercised.

             (4) The term "Merger Spread" as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the Option Price per share of Common Stock at which the related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Limited Right is being exercised.

             (5) The term "Spread" as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in Section 12(b)(ii) or shareholder approval of a plan or agreement described in Section 12(b)(iv) below, an amount equal to the product computed by multiplying (i) the excess of
        (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of Common Stock during the ninety-day period ending on the date the Limited Right is exercised over (B) the Option Price per share of Common Stock at which the related Option is exercisable, by

        (ii) the number of shares of Common Stock with respect to which the Limited Right is being exercised.

          (e) TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE. Upon the exercise of a Limited Right, the related Option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such Limited Right is exercised, but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of further awards pursuant to this Plan. Upon the exercise or termination of a related Option, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Common Stock with respect to which the related Option was exercised or terminated.

          (f) METHOD OF EXERCISE. To exercise a Limited Right, the Grantee shall
     (i) deliver written notice to the Secretary of the Company specifying the number of shares of Common Stock with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

     11. Restricted Stock.

     The Committee may award shares of Restricted Stock to any eligible employee or consultant. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

          (a) NUMBER OF SHARES. Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

          (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the "Restricted Period"). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. Certificates for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

          (c) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Grantee's continuous employment or consultant relationship with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company or a subsidiary at no cost to the Company or subsidiary.

          (d) OWNERSHIP. During the Restricted Period the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

          (e) ACCELERATED LAPSE OF RESTRICTIONS. Upon the occurrence of an Acceleration Event, all restrictions then outstanding with respect to shares of Restricted Stock awarded hereunder shall automatically expire and be of no further force and effect. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

     12. Effect of Certain Changes.

     (a) In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the number of shares of Common Stock available for awards, the number of such shares covered by outstanding awards, and the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights shall be equitably adjusted by the Committee to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

     (b) If, while any awards remain outstanding under the Plan, any of the following events shall occur (which events shall constitute a "Change in Control of the Company") :

          (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company,
     (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (4) any person who, immediately prior to the Initial Public Offering, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

          (ii) during any period of not more than two consecutive years, not including any period prior to the adoption of this Plan by the Board, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 12(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or
     (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 25% or more of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect) -- then from and after the date on which any such Change in Control shall have occurred (the "Acceleration Date"), the award covered by such Agreement shall be exercisable or otherwise nonforfeitable in full, whether or not otherwise exercisable or forfeitable.

     (b) In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     13. Non-Employee Director Options.

     Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 13 shall apply only to grants of Options to Non-Employee Directors. Except as set forth in this Section 13, the other provisions of the Plan shall apply to grants of Options to Non-Employee Directors to the extent not inconsistent with this Section. For purposes of interpreting Section 6 of the Plan, a Non-Employee Director's service as a member of the Board shall be deemed to be employment with the Company.

     (a) GENERAL. Non-Employee Directors shall receive Nonqualified Stock Options in accordance with this Section 13 and may not be granted Stock Appreciation Rights, Incentive Stock Options or other awards under this Plan. The Option Price per share of Common Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of a share on the date of grant. No Agreement with any Non-Employee Director may alter the provisions of this Section 13 and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability.

     (b) AUTOMATIC GRANTS. Each Non-Employee Director who is serving as such as of the day following the annual meeting of the Company's stockholders at which this Plan is approved by the Company's stockholders (the "Approval Date") will, on the Approval Date and on the day following each subsequent annual meeting on which such NonEmployee Director continues to serve as such, be granted automatically, without action by the Committee, an Option to purchase 2,000 shares of Common Stock. Each Non-Employee Director who is first elected or appointed to serve as such after the Approval Date will be granted automatically, without action by the Committee, (i) an Option to purchase 5,000 shares of Common Stock on the day following the date such director is first elected (or appointed) and duly qualified and (ii) an option to purchase 2,000 shares of Common Stock on the day following each subsequent annual meeting on which the Non-Employee Director continues to serve as such, commencing with the annual meeting occurring in the first fiscal year of the Company following the grant to such Non-Employee Director pursuant to clause (i) above.

     (c) VESTING. Subject to Section 12(b) hereof, each Option shall be exercisable as to 50 percent of the shares covered by the Option on the third anniversary of the date the Option is granted and as to an additional 25 percent of the shares covered by the Option on each of the following two anniversaries of such date of grant provided, however, that upon the Retirement of a Non-Employee Director all Options held by such Non-Employee Director shall become 100 percent exercisable. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but no later than the date the option expires. Sections 6(e), 6(f) and 6(g) hereof shall not apply to Options granted to Non-Employee Directors.

     (d) DURATION. Each Option granted to a Non-Employee Director shall expire on the first to occur of (i) the tenth anniversary of the date of grant of the Option, (ii) the second anniversary of the Non-Employee Director's termination of service as a member of the Board other than for Cause or (iii) thirty days following the Non-Employee Director's removal from the Board for Cause. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 13.

     (e) DEFINITIONS. For purposes of this Section 13, the following terms shall have the following meanings:

     "Cause" shall mean the termination of service as a member of the Board by a Non-Employee Director due to any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

     "Retirement" shall mean the termination of service as a member of the Board by a Non-Employee Director that occurs (i) after having served as a member of the Board for at least 10 years and (ii) other than for Cause.

     14. Surrender and Exchange of Awards.

     The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan or any option granted under any other plan, program or arrangement of the Company or any Subsidiary ("Surrendered Option"), to be conditioned upon the granting to the Grantee of a new Option for the same number of shares of Common Stock as the Surrendered Option, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Grantee. Subject to the provisions of the Plan, such new Option may be (1) an Incentive Stock Option or a Nonqualified Stock Option and (2) in tandem with Limited Rights, and shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. The Committee may also grant Limited Rights or Restricted Stock in exchange for Surrendered Options to any holder of such Surrendered Option.

     15. Period During Which Awards May Be Granted.

     Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

     16. Nontransferability of Awards.

     Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative.

     17. Approval of Shareholders.

     The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth anniversary of such date, but the Plan (and any grants of awards made prior to the shareholder approval mentioned herein) shall be subject to the approval of Company's shareholders, which approval must occur within twelve months of the date the Plan is adopted by the Board.

     18. Agreement by Grantee Regarding Withholding Taxes.

     If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right or the expiration of the Restricted Period (each a "Tax Event"), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Alternatively, the Committee may provide that a Grantee may elect, to the extent permitted or required by law, to have the Company deduct federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. The withholding obligation may be satisfied by the withholding or delivery of Common Stock.

     19. Amendment and Termination of the Plan.

     The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that, unless otherwise determined by the Board, an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 12(a) hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

     20. Rights as a Shareholder.

     Except as provided in Section 11(d) hereof, a Grantee or a transferee of an award shall have no rights as a shareholder with respect to any shares covered by the award until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 12(a) hereof.

     21. No Rights to Employment.

     Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee's employment. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, the Company or any Subsidiary.

     22. Beneficiary.

     A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary.

     23. Governing Law.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Florida.

                                                                                                  EXHIBIT "D"

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION OF
DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5.

1.  ELECTION OF DIRECTORS                       NOMINEES:  Donald F. Dunn, Alexis P. Michas, Francis A. Newman
      FOR                     WITHHOLD
all nominees listed           AUTHORITY         (INSTRUCTION:  To withhold authority to vote for any individual nominee, write that
   to the right            to vote for all                     nominee's name in the space provided below.)
(except as marked          nominees listed
 to the contrary)           to the right
                                                ------------------------------------------------------------------------------------

2.  Ratification of KPMG Peat Marwick LLP
    as the independent certified public
    accountants of the Company.

      FOR       AGAINST       ABSTAIN

3.  Approve the Company's Key               4.  Approve the Company's               5.  Approve the Company's
    Management Bonus Plan                       Excecutive Three Year Bonus             1995 Stock Option and
                                                Plan                                    Incentive Plan
      FOR    AGAINST    ABSTAIN                   FOR      AGAINST     ABSTAIN            FOR      AGAINST    ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

     Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a cor-
     poration, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

     Dated                                          , 1995
           -----------------------------------------

     -----------------------------------------------------
                          (Signature)

     -----------------------------------------------------
                   (Signature if held jointly)


     PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY
     USING THE ENCLOSED ENVELOPE.


           "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
           PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"



                                                          ANNUAL MEETING
                                                                OF
                                                  ECKERD CORPORATION STOCKHOLDERS
                                                      WEDNESDAY, MAY 24, 1995
                                                            10:00 A.M.

                                  R.S.V.P. AND ADDITIONAL INFORMATION AVAILABLE AT (800) 301-5585


                                                              AGENDA
                                                              ------


                          - Election of Directors
                          - Ratification of the Appointment of Independent Public Accountants
                          - Approval of the Key Management Bonus Plan
                          - Approval of the Executive Three Year Bonus Plan
                          - Approval of the 1995 Stock Option and Incentive Plan
                          - Report on the Progress of the Company

REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              ECKERD CORPORATION


        The undersigned hereby appoints Stewart Turley and James M. Santo proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Eckerd Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held May 24, 1995, or any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED "FOR" ALL NOMINEES FOR ELECTION OF DIRECTORS AND PROPOSALS 2, 3, 4 AND 5.

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)





                              ECKERD CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                          HELD AT CORPORATE OFFICES
                            8333 BRYAN DAIRY ROAD
                            LARGO, FLORIDA  34647
                           WEDNESDAY, MAY 24, 1995
                                  10:00 A.M.